                                                                  Exhibit (a)(3)


                                                          [FINAL EXECUTION COPY]




                                  $700,000,000



                                CREDIT AGREEMENT


                                   dated as of


                                DECEMBER 10, 1999


                                      among


                               ALAP HOLD CO., LTD.
                                N.A.J. CO., LTD.
                              APPLE HOLD CO., L.P.
                                 NEW AAP LIMITED



                             THE BANKS PARTY HERETO

                                       and

            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, TOKYO BRANCH,
                                    as Agent

                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE
                                                                         ----


                                    ARTICLE 1
                                   DEFINITIONS


SECTION 1.01.  Definitions..................................................1
SECTION 1.02.  Accounting Terms and Determinations.........................14

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  Commitments to Lend.........................................14
SECTION 2.02.  Method of Borrowing.........................................15
SECTION 2.03.  Maturity of Loans...........................................16
SECTION 2.04.  Interest Rates..............................................17
SECTION 2.05.  Fees   .....................................................18
SECTION 2.06.  Termination of Commitments..................................19
SECTION 2.07.  Optional Prepayments........................................19
SECTION 2.08.  General Provisions as to Payments...........................19
SECTION 2.09.  Funding Losses..............................................20
SECTION 2.10.  Computation of Interest and Fees............................20
SECTION 2.11.  Notes  .....................................................21
SECTION 2.12.  Taxes  .....................................................21
SECTION 2.13.  Regulation D Compensation...................................24

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Closing.....................................................25
SECTION 3.02.  Borrowings..................................................26

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Existence and Power.........................................28
SECTION 4.02.  Governmental Authorization; No Contravention................29
SECTION 4.03.  Binding Effect..............................................29
SECTION 4.04.  No Set-Off..................................................29
SECTION 4.05.  Rank of Debt................................................29
SECTION 4.06.  Financial Information.......................................29
SECTION 4.07.  Litigation..................................................30
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                                                                         PAGE
                                                                         ----

SECTION 4.08.  Environmental Matters.......................................30
SECTION 4.09.  Year 2000 Compliance........................................31
SECTION 4.10.  Taxes  .....................................................31
SECTION 4.11.  Compliance with Laws........................................31
SECTION 4.12.  Subsidiaries................................................31
SECTION 4.13.  No Immunity.................................................32
SECTION 4.14.  Full Disclosure.............................................32
SECTION 4.15.  AAP Purchase................................................32
SECTION 4.16.  AJ Purchase.................................................33
SECTION 4.17.  Transaction Documents.......................................33
SECTION 4.18.  Solvency....................................................33

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information.................................................34
SECTION 5.02.  Payment of Obligations......................................36
SECTION 5.03.  Maintenance of Property; Insurance..........................36
SECTION 5.04.  Conduct of Business and Maintenance of Existence............37
SECTION 5.05.  Compliance with Laws........................................37
SECTION 5.06.  Inspection of Property, Books and Records...................37
SECTION 5.07.  Further Action..............................................38
SECTION 5.08.  Mergers and Sales of Assets.................................38
SECTION 5.09.  Use of Proceeds.............................................39
SECTION 5.10.  Obligations of Subsidiaries.................................39
SECTION 5.11.  Maintenance of Supply.......................................40
SECTION 5.12.  Maintenance of Dividends....................................40
SECTION 5.13.  Minimum Consolidated Net Worth..............................40
SECTION 5.14.  Consolidated Interest Coverage Ratio........................40
SECTION 5.15.  Cash Flow Ratio.............................................41
SECTION 5.16.  Restricted Payments.........................................42
SECTION 5.17.  Hedging Facilities..........................................42
SECTION 5.18.  Transaction Documents.......................................42
SECTION 5.19.  Ratings and Syndication.....................................42

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Default...........................................44
SECTION 6.02.  Notice of Default...........................................47


                                       ii

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                                                                         PAGE
                                                                         ----

                                    ARTICLE 7
                                    THE AGENT

SECTION 7.01.  Appointment and Authorization...............................48
SECTION 7.02.  Agent and Affiliates........................................48
SECTION 7.03.  Action by Agent.............................................48
SECTION 7.04.  Consultation with Experts...................................48
SECTION 7.05.  Liability of Agent..........................................48
SECTION 7.06.  Indemnification.............................................49
SECTION 7.07.  Credit Decision.............................................49
SECTION 7.08.  Successor Agent.............................................49
SECTION 7.09.  Agent's Fee.................................................49

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair....50
SECTION 8.02.  Illegality..................................................50
SECTION 8.03.  Increased Cost and Reduced Return...........................51
SECTION 8.04.  Alternative Rate Loans Substituted for Affected Loans.......52
SECTION 8.05.  Determination of Alternative Rate; Prepayment of Certain
               Affected Loans..............................................52
SECTION 8.06.  Substitution of Bank........................................53

                                    ARTICLE 9
                                    GUARANTY

SECTION 9.01.  The Guaranty................................................54
SECTION 9.02.  Guaranty Joint, Several, Unconditional......................54
SECTION 9.03.  Discharge Only Upon Payment In Full; Reinstatement In
               Certain Circumstances.......................................55
SECTION 9.04.  Waiver by the Amway Guaranty Parties........................55
SECTION 9.05.  Subrogation.................................................55
SECTION 9.06.  Stay of Acceleration........................................56

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  Notices....................................................56
SECTION 10.02.  No Waivers.................................................56
SECTION 10.03.  Expenses; Indemnification..................................56
SECTION 10.04.  Set-Offs...................................................57


                                      iii
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                                                                         PAGE
                                                                         ----

SECTION 10.05.  Amendments and Waivers.....................................58
SECTION 10.06.  Successors; Participations and Assignments.................58
SECTION 10.07.  Governing Law; Submission to Jurisdiction..................60
SECTION 10.08.  Counterparts; Integration; Effectiveness...................60
SECTION 10.09.  WAIVER OF JURY TRIAL.......................................60
SECTION 10.10.  Appointment of Agent for Service of Process................60
SECTION 10.11.  Judgment Currency..........................................61
SECTION 10.12.  Severability; Rights and Obligations of Banks Several;
                Obligations of Guarantors Joint and Several................62



SCHEDULE 1            -    Certain Litigation

EXHIBIT A             -    Note
EXHIBIT B             -    Notice of Borrowing
EXHIBIT C             -    Opinion of Counsel for the Borrowers and the
                           Guarantors
EXHIBIT D             -    Opinion of Special Nevada Counsel for ALAP
EXHIBIT E             -    Opinion of Special Japanese Counsel for NAJ
EXHIBIT F             -    Opinion of Special Bermuda Counsel for Apple
EXHIBIT G             -    Opinion of Special Bermuda Counsel for NAAP
EXHIBIT H             -    Opinion of Special Japanese Tax Counsel for NAJ
EXHIBIT I             -    Opinion Relating to Amway Japan and Amway Asia
                           Pacific and Their Subsidiaries
EXHIBIT J             -    Opinion of Special Counsel for the Agent
EXHIBIT K             -    Form of Solvency Certificate
EXHIBIT L             -    Assignment and Assumption Agreement

         AGREEMENT dated as of December 10, 1999 among ALAP HOLD CO., LTD., N.A.J. CO., LTD., APPLE HOLD CO., L.P., NEW AAP LIMITED., the BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, TOKYO BRANCH, as Agent.

         The parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "AAP PURCHASE" means the acceptance for purchase by NAAP of all the outstanding shares of common stock, par value $1.00 per share, of Amway Asia Pacific not owned by Apple or a wholly-owned Subsidiary tendered for purchase pursuant to the Offer to Purchase AAP Shares.

         "AAP PURCHASE COMMITMENT" means the aggregate amount of the Commitments multiplied by a fraction of which (x) the numerator is the maximum number of shares of Amway Asia Pacific shares that could be purchased pursuant to the AAP Purchase (excluding those which the Owners plan to contribute or have contributed to NAAP) multiplied by the purchase price per share set forth in the Offer to Purchase AAP Shares and (y) the denominator is the sum of (x) above and the maximum number of shares of Amway Japan shares that could be purchased pursuant to the AJ Purchase (excluding those which the Owners plan to contribute or have contributed to ALAP and/or NAJ) multiplied by the purchase price per share set forth in the Offer to Purchase AJ Shares.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent, completed by such Bank and returned to the Agent (with a copy to the Amway Parties).

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls a Borrower (a "CONTROLLING PERSON") or (ii) any Person (other than a Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means Morgan Guaranty Trust Company of New York, Tokyo Branch, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "AJ PURCHASE" means the acceptance for purchase by NAJ, directly or indirectly, of all the outstanding shares of common stock, with no par value, of Amway Japan not owned by ALAP or a wholly-owned Subsidiary tendered for purchase pursuant to the Offer to Purchase AJ Shares.

         "AJ PURCHASE COMMITMENT" means the aggregate amount of the Commitments multiplied by a fraction of which (x) the numerator is the maximum number of shares of Amway Japan shares that could be purchased pursuant to the AJ Purchase (excluding those which the Owners plan to contribute or have contributed to ALAP and/or NAJ) multiplied by the purchase price per share set forth in the Offer to Purchase AJ Shares and (y) the denominator is the sum of (x) above and the maximum number of shares of Amway Asia Pacific shares that could be purchased pursuant to the AAP Purchase (excluding those which the Owners plan to contribute or have contributed to NAAP) multiplied by the purchase price per share set forth in the Offer to Purchase AAP Shares.

         "ALAP" means ALAP Hold Co., Ltd., a Nevada limited partnership.

         "ALAP PARTNERSHIP AGREEMENT" means the Partnership Agreement of ALAP dated as of November 12, 1999 among the General Partner and the limited partners listed therein, as such agreement may be amended from time to time in accordance with the provisions hereof.

         "ALTERNATIVE RATE" means, for any day and for any Bank, a rate per annum determined pursuant to Section 8.05 for such Bank.

         "ALTERNATIVE RATE LOAN" means a Loan bearing interest at a rate per annum equal to the sum of the Alternative Rate and the Euro-Dollar Margin.

         "ALTERNATIVE RATE DATE" has the meaning set forth in Section 8.05.

         "AMWAY ASIA PACIFIC" means Amway Asia Pacific Ltd., a Bermuda corporation.

         "AMWAY BUSINESSES" means (i) the operation by Amway Asia Pacific and Amway Japan and their respective subsidiaries of Amway Corp.'s Sales and Marketing Plan in the countries and territories in which Amway Asia Pacific and Amway Japan are authorized so to operate as of the date of this Agreement and

(ii) Amway Asia Pacific's and Amway Japan's acting as the exclusive distribution vehicle for Amway Corp. in such countries and territories.

         "AMWAY CORP." means Amway Corporation, a Michigan corporation.

         "AMWAY GUARANTY PARTIES" means the Guarantors and NAAP, and "AMWAY GUARANTY PARTY" means any one of them.

         "AMWAY JAPAN" means Amway Japan Limited, a Japanese corporation.

         "AMWAY JAPAN SALE LEASEBACK" means the sale and leaseback transaction described in Section 5.08(b).

         "AMWAY PARTIES" means the Borrowers and the Guarantors, and "AMWAY PARTY" means any one of them.

         "APPLE" means Apple Hold Co., L.P., a Bermuda limited partnership.

         "APPLE CASH FLOW RATIO" means, for any period, the ratio of (i) Apple Consolidated EBITDA for such period to (ii) Apple Consolidated Debt at the end of such period. For purposes of calculating the Apple Cash Flow Ratio, all currency translations for any period shall be based on the average daily exchange rate for such period.

         "APPLE CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of Apple and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of Apple and its Consolidated Subsidiaries for such period.

         "APPLE CONSOLIDATED DEBT" means, at any time, the principal amount of Debt of Apple and its Consolidated Subsidiaries outstanding at such time on a consolidated basis.

         "APPLE CONSOLIDATED EBIT" means, for any period, Apple Consolidated Net Income for such period plus, to the extent deducted in determining Apple Consolidated Net Income for such period, the aggregate amount of (i) Apple Consolidated Interest Expense and (ii) income tax expense.

         "APPLE CONSOLIDATED EBITDA" means, for any period, Apple Consolidated Net Income for such period plus, to the extent deducted in determining Apple Consolidated Net Income for such period, the aggregate amount of (i) Apple Consolidated Interest Expense, (ii) income tax expense and
(iii) depreciation, amortization and other similar non-cash charges.

         "APPLE CONSOLIDATED INTEREST COVERAGE RATIO" means, for any period, the ratio of (i) Apple Consolidated EBIT for such period to (ii) the sum of (A) Apple Consolidated Interest Expense for such period and (B) any interest paid or required to be paid in cash by Apple or NAAP on Intercompany Subordinated Debt during such period.

         "APPLE CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of Apple and its Consolidated Subsidiaries, determined on a consolidated basis for such period, excluding interest on Intercompany Subordinated Debt of Apple and NAAP that is not paid or required to be paid in cash during such period.

         "APPLE CONSOLIDATED NET INCOME" means, for any period, the net income of Apple and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss).

         "APPLE CONSOLIDATED NET WORTH" means, at any date, the consolidated partnership equity and stockholders' equity of Apple and its Consolidated Subsidiaries, less any gains, and plus any losses, from currency translations after August 31, 1999.

         "APPLE PARTNERSHIP AGREEMENT" means the Partnership Agreement of Apple dated as of November 12, 1999 among the General Partner and the limited partners listed therein, as such agreement may be amended from time to time in accordance with the provisions hereof.

         "ASSIGNEE" has the meaning set forth in Section 10.06(c).

         "AVAILABILITY PERIOD" means the period from and including the Closing Date to and including the Maturity Date, or, if earlier, the date on which the Commitments have been terminated in full.

         "BANK" means (i) each bank listed on the signature pages hereof, (ii) each Assignee which becomes a Bank pursuant to Section 10.06(c) and (iii) their respective successors.

         "BERMUDA" means the Bermuda Islands.


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


         "BORROWERS" means NAJ and NAAP, and "BORROWER" means either of them.

         "BORROWING" means the aggregate amount of the Loans made to the Borrowers on each Borrowing Date.

         "BORROWING DATE" means a Euro-Dollar Business Day within the Availability Period specified in a Notice of Borrowing as a date upon which a Borrower will make a Borrowing hereunder.

         "CASH FLOW RATIO" means, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Debt at the end of such period. For purposes of calculating the Cash Flow Ratio, all currency translations for any period shall be based on the average daily exchange rate for such period.

         "CLOSING DATE" means the date on or after the Effective Date on which the Agent shall have received all the documents specified in or pursuant to
Section 3.01.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "COMMITMENT" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite such Bank's name on such signature pages and (ii) with respect to any Assignee which becomes a Bank pursuant to Section 10.06(c), the amount of the transferor Bank's Commitment assigned to it pursuant to Section 10.06(c), in each case as such amount may be changed from time to time pursuant to Section 10.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to a Borrower hereunder.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Guarantors and their Consolidated Subsidiaries for such period, as the same are or would be set forth in a combined consolidated statement of cash flows of the Guarantors and their Consolidated Subsidiaries for such period.

         "CONSOLIDATED DEBT" means, at any time, the principal amount of Debt of the Guarantors and their Consolidated Subsidiaries outstanding at such time on a combined consolidated basis, plus the Sale Leaseback Deemed Principal Amount at such time, if any.


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


         "CONSOLIDATED EBIT" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense and
(ii) income tax expense.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, for any period, the ratio of (i) Consolidated EBIT for such period to (ii) the sum of (A) Consolidated Interest Expense for such period and (B) any interest paid or required to be paid in cash on Intercompany Subordinated Debt during such period.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Guarantors and their Consolidated Subsidiaries, determined on a combined consolidated basis for such period, excluding interest on Intercompany Subordinated Debt that is not paid or required to be paid in cash during such period, plus Sale Leaseback Deemed Interest, if any, for such period.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Guarantors and their Consolidated Subsidiaries, determined on a combined consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss).

         "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of a Guarantor in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED NET WORTH" means, at any date, the combined consolidated partnership equity and stockholders' equity of the Guarantors and their Consolidated Subsidiaries, less any gains, and plus any losses, from currency translations after August 31, 1999.

         "CREDIT EXPOSURE" means, with respect to any Bank at any time, the sum of (i) the amount of its unused Commitment at such time and (ii) the aggregate outstanding principal amount of its Loans at such time.

         "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person


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


evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Section 6.01(o) and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby); provided that Intercompany Subordinated Debt shall not be included as 'Debt".

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DOLLAR" and "$" mean the lawful currency of the United States.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City and Tokyo are authorized or required by law to close.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 10.08.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "EURO-DOLLAR MARGIN" means 6.35%; provided that the Euro-Dollar Margin applicable to each Second-Stage Loan shall be a rate properly reflective of the relevant Borrower's creditworthiness as determined by the Agent in its sole discretion at the time the relevant Notice of Borrowing is received.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.04(a) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "FINANCING DOCUMENTS" means this Agreement and the Notes.

         "FISCAL QUARTER" means a fiscal quarter of the Guarantors.

         "FISCAL YEAR" means a fiscal year of the Guarantors.

         "GENERAL PARTNER" means AP New Co., LLC, a Nevada limited liability company, and the sole general partner of each of the Guarantors.

         "GENERAL PARTNER LIMITED LIABILITY COMPANY AGREEMENT" means the Operating Agreement of the General Partner, dated as of November 12, 1999 between Richard M. DeVos, Jr. and Stephen A. Van Andel, as the same may be amended from time to time in accordance with the provisions hereof.

         "GAAP" means accounting principles generally accepted in the United States as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantors' independent public accountants) with the most recent audited consolidated financial statements of the Guarantors and their Consolidated Subsidiaries delivered to the Banks.

         "GOVERNMENTAL AUTHORITY" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including without limitation any central bank or taxing authority) or instrumentality (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.


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


         "GUARANTOR PARTNERSHIP AGREEMENT" means (i) with respect to ALAP, the ALAP Partnership Agreement and (ii) with respect to Apple, the Apple Partnership Agreement.

         "GUARANTORS" means ALAP and Apple, and "GUARANTOR" means either of them.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 10.03(b).

         "INTERCOMPANY SUBORDINATED DEBT" means indebtedness of any Amway Party to an Affiliate that is not an Amway Party and that (i) has terms and conditions including, but not limited to, subordination to the Loans, maturity and cash payment suspension provisions that are satisfactory to the Agent in its discretion and (ii) if NAJ is the borrower, is effectively pledged, on a non-recourse basis, to the Agent for the account of the Banks on terms satisfactory to the Agent in its discretion.

         "INTEREST PERIOD" means, with respect to each Loan, (i) the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending December 21, 2000 and (ii) each subsequent period commencing on the last day of an Interest Period and ending six months thereafter; provided that:

              (a) the first Interest Period for any Loan made after December 21, 2000 shall commence on the date of such Loan and end on the last day of the then-current Interest Period for the outstanding Loans.

              (b) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (c) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month; and

              (d) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

         "LAWS" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any Governmental Authority, and Law means each of the foregoing.

         "LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire or such other office as such Bank may hereafter designate as its Lending Office (or if it so designates, its Lending Office solely with respect to Loans bearing interest at the Euro-Dollar Rate or Alternative Rate) by notice to the Amway Parties and the Agent.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, a Guarantor or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Loan made pursuant to Section 2.01.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.04(a).

         "MARGIN REGULATIONS" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, properties, financial (or other) condition or prospects of the Guarantors and their Subsidiaries, taken as a whole on a combined basis, (b) the ability of the Amway Parties, taken as a whole, to perform any of their material obligations under the Financing Documents or (c) the rights of or remedies available to the Agent and the Banks under the Financing Documents.

         "MATERIAL DEBT" means Debt (except Debt outstanding hereunder) of one or both of the Guarantors and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $15,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt (other than the Loans) and/or payment or collateralization obligations in respect of Derivatives Obligations of one or both of the Guarantors and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $15,000,000.

         "MATERIAL SUBSIDIARY" means Amway Asia Pacific and Amway Japan.

         "MATURITY DATE" means December 21, 2005, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Maturity Date shall be the next preceding Euro-Dollar Business Day.

         "NAJ" means N.A.J. Co., Ltd., a corporation (kabushiki kaisha) organized under the laws of Japan.

         "NAAP" means New AAP Limited, a corporation organized under the laws of Bermuda.

         "NOTES" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing such Borrower's obligation to repay Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02(a).

         "OFFER TO PURCHASE AAP SHARES" means the Offer to Purchase for Cash All Outstanding Shares of Common Stock of Amway Asia Pacific at $18.00 Net Per Share by NAAP on a capital tender offer statement on Schedule 14D-1 and 13E-3, dated November 18, 1999, as amended from time to time with the written consent of the Required Lenders.

         "OFFER TO PURCHASE AJ SHARES" means the Offer to Purchase for Cash All Outstanding Shares of Common Stock of Amway Japan at (Y)1,490 Net Per Share by NAJ on a capital tender offer statement on Schedule 14D-1 and 13E-3, and a tender offer registration statement, dated November 18, 1999, as amended by an amendment dated December 7, 1999 and as further amended from time to time with the written consent of the Required Lenders.

         "OWNERS" means members and corporations, trusts and other entities formed for the benefit of members of the families of Rich DeVos and Jay Van Andel.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 10.06(b).

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "REFERENCE BANK" means the principal London office of Morgan Guaranty Trust Company of New York.

         "REQUIRED BANKS" means, at any time, Banks having at least 51% in aggregate amount of the Credit Exposures at such time.

         "RESTRICTED PAYMENT" means (i) any distribution by a Guarantor to any partner, (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any partnership interest in a Guarantor or (b) any option, warrant or other right to acquire any partnership interest in a Guarantor (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion) or (iii) any payment of principal of Intercompany Subordinated Debt.

         "SALE LEASEBACK DEEMED INTEREST" means, for any period, interest for such period on the Sale Leaseback Deemed Principal Amount, calculated at a rate per annum determined by treating the fixed payments under the Amway Japan Sale Leaseback as payments of principal and interest under a constant payment mortgage with a term starting on the date the Amway Japan Sale Leaseback is entered into and ending on the date of the last payment.

         "SALE LEASEBACK DEEMED PRINCIPAL AMOUNT" means, at any time, the amount determined by treating the fixed payments under the Amway Japan Sale Leaseback as payments of principal and interest under a constant payment mortgage with a term starting on the date the Amway Japan Sale Leaseback is entered into and ending on the date of the last payment.

         "SECOND-STAGE LOAN" means a Loan made after the date that is eight months after the Effective Date.

         "SUBSIDIARY" means, as to any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of a Guarantor.

         "TRANSACTION DOCUMENTS" means the ALAP Partnership Agreement; the Apple Partnership Agreement; the General Partner Limited Liability Company Agreement; the Articles of Incorporation of NAJ; the Memorandum of Association and Bye-laws of NAAP.

         "UNITED STATES" means the United States of America.

         "YEN" and "(Y)" means the lawful currency of Japan.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Amway Parties notify the Agent that the Amway Parties wish to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Agent notifies the Amway Parties that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Amway Parties and the Required Banks. When financial statements or terms are to be determined on a "combined" basis, such statements and terms shall be determined as required by ARB No. 51 issued by the American Institute of Certified Public Accountants.


                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to the Borrowers during the Availability Period; provided that, immediately after each such loan is made, (i) the aggregate outstanding principal amount of such Bank's Loans shall not exceed its Commitment (ii) the aggregate amount of such Bank's loans to NAJ or NAAP shall not exceed its ratable share of the AJ Purchase Commitment or the AAP Purchase Commitment, as the case may be, and
(iii) the aggregate outstanding principal amount of all the Loans shall not exceed the aggregate amount of the Commitments. Each Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. The Commitments are not revolving in nature and amounts repaid or prepaid may not be reborrowed.

         SECTION 2.02. Method of Borrowing. (a) A Borrower desiring to make a Borrowing shall give the Agent notice in the form of Exhibit B (a "NOTICE OF BORROWING") not later than 11:00 A.M. (Tokyo, Japan time) on the third Euro-Dollar Business Day on the Euro-Dollar Business Day) before the date of the Borrowing (or such later time as shall be agreed to by the Agent), specifying:

                  (i) the proposed Borrowing Date, which shall be a Euro-Dollar Business Day within the Availability Period; and

                  (ii) the aggregate amount of the Borrowing to be made on such Borrowing Date.

         (b) Upon receipt of such a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of the requested Borrowing and such Notice of Borrowing shall not thereafter be revocable by such Borrower.

         (c) Not later than 12:00 Noon (New York City time) on each Borrowing Date for a Borrowing, each Bank shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent's account at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to such Borrower at the account specified in the Notice of Borrowing.

         (d) Unless the Agent shall have received notice from a Bank prior to the Borrowing Date that such Bank will not make available to the Agent such Bank's share of a Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section and the Agent may, in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, each of such Bank and such Borrower severally agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) if such amount is repaid by such Borrower, a rate per annum equal to the higher of the Federal

Funds Rate and the interest rate applicable thereto pursuant to Section 2.04 and
(ii) if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. Maturity of Loans. (a) Subject to Article 9, on December 21 of each of the years 2000, 2001, 2002, 2003, and 2004 each Borrower shall severally repay an aggregate principal amount of the Loans borrowed by it equal to the product of such Borrower's Fraction (as defined below) multiplied by $116,000,000 (or if less, the aggregate principal amount of all its Loans then outstanding), and on December 21, 2005 each Borrower shall severally repay an aggregate principal amount of the Loans borrowed by it equal to the product of such Borrower's Fraction multiplied by $120,000,000 (or if less, the aggregate principal amount of all Loans then outstanding); provided that (i) if the aggregate principal amount of Loans borrowed hereunder is less than $700,000,000, each such installment of principal shall be reduced by the product of the relevant Borrower's Fraction multiplied by one-sixth of the difference between $700,000,000 and the aggregate principal amount borrowed hereunder, (ii) if any Loan is borrowed after the first installment of principal is required to be paid, each future installment of principal shall be increased by the principal amount of such Loan divided by the number of installments coming due after such Loan is borrowed and (iii) in any event, all Loans then outstanding shall be repaid in full on the Maturity Date. As used in the preceding sentence, a Borrower's "FRACTION" means the fraction of which the numerator is the aggregate principal amount of the Loans borrowed by such Borrower and the denominator is the aggregate principal amount of Loans borrowed by both Borrowers hereunder. Each payment hereunder shall be made with interest accrued on the portion of the Loans to be repaid to the date of payment, and shall be made to all Banks ratably according to their respective Commitments.

         (b) Notwithstanding the foregoing subsection (a), a Borrower may elect to defer the maturity date of the first installment of principal of its Loans, and interest accrued thereon, from December 21, 2000 to June 21, 2001; provided that (i) such Borrower shall notify the Banks in writing no later than September 21, 2000 to the effect that it is likely to exercise such deferral option, (ii) such Borrower shall thereafter provide at least monthly status reports as to the status of legal or regulatory issues that may cause it to exercise such deferral option and (iii) such Borrower shall give written notice of its exercise of the deferral option by November 21, 2000. No deferral pursuant to the preceding sentence shall affect the maturity of any other installment of principal of (or any other payment of interest on) the Loans or any fees or other amounts payable hereunder.

         SECTION 2.04. Interest Rates. (a) Each Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period (subject in any event to Article 8). Such interest shall be payable for each Interest Period on the last day thereof.

         Subject to the succeeding paragraph, the "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means (i) (a) the offered rate for deposits in Dollars, for period equal to such Interest Period and in an amount approximately equal to the average principal amount of the applicable Loans, quoted on the second Euro-Dollar Business Day prior to the first day of such Interest Period, as such rate appears on the display designated as page "3750" on the Telerate service (or such other page as may replace page "3750" on the Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits) ("TELERATE PAGE 3750") as of 11:00 A.M. (London time) on such date, or (b) if, as of 11:00 A.M. (London time) on any such date such rate does not appear on Telerate Page 3750, the arithmetic mean (rounded upward, if necessary, to the nearest 1/100 of 1%) of the offered rates for deposits in Dollars, for period equal to such Interest Period and in an amount approximately equal to the average principal amount of the applicable Loans, quoted on the second Euro-Dollar Business Day prior to the first day of such Interest Period, as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks) ("REUTERS SCREEN LIBO PAGE") as of 11:00 A.M. (London time) on such date, or (ii) if, as of 11:00 A.M. (London time) on any such date no such rates appear on Telerate Page 3750 and fewer than two such rates appear on the Reuters Screen LIBO Page, the arithmetic mean (calculated as mentioned above) of the respective rates per annum at which deposits in Dollars are offered to the Reference Bank in the London interbank market at 11:00 A.M. (London time) on the second Euro-Dollar Business Day prior to the first day of such Interest Period for a period equal to such Interest Period and in an amount approximately equal to the principal amount of the Loan to which such Interest Period is to apply.

         If the rates in the preceding paragraph are unavailable because the relevant Interest Period does not correspond to a period for which such rates are generally quoted or offered, then such rates shall be determined by linear interpolation between the nearest periods for which quotes or offers are available.

         (b) Any overdue principal of or interest on any Loan or fees shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin applicable to such Loan for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due (or, if such Loan is an Alternative Rate Loan, the sum of the interest rate applicable to such Loan for each such day plus 2%). Principal and interest deferred pursuant to Section 2.03(b) shall not be considered to be overdue for purposes of this subsection (b) and shall bear interest at the rate described in Section 2.04(a).

         (c) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall promptly notify the Amway Parties and the Banks of each rate of interest so determined and the method of determining such rate if other than pursuant to the second paragraph of Section 2.04(a)(i), and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.05. Fees. (a) NAJ shall pay to the Agent, for the account of the Banks, a facility fee in an amount equivalent to 1.5% of the AJ Purchase Commitment, such payment to be made on the date this Agreement is signed.

         NAAP shall pay to the Agent, for the account of the Banks, a facility fee in an amount equivalent to 1.5% of the AAP Purchase Commitment, such payment to be made on the date this Agreement is signed.

         (b) NAJ shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee calculated for each day at the rate of 6.35% per annum for such day on the amount by which the AJ Purchase Commitment exceeds the aggregate outstanding principal amount of the Loans borrowed by NAJ on such day.

         NAAP shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee calculated for each day at the rate of 6.35% per annum for such day on the amount by which the AAP Purchase Commitment exceeds the aggregate outstanding principal amount of the Loans borrowed by NAAP on such day.

         Such commitment fees shall accrue from and including the Effective Date to but excluding the date that is eight months after the Effective Date, or, if earlier, the date on which the Commitments terminate in their entirety. Commitment fees accrued for the account of the Banks shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the date that is eight months after the Effective Date, or, if earlier, the date on which the Commitments terminate in their entirety.

         SECTION 2.06. Termination of Commitments. Any unused portion of the Commitments shall terminate on the last day of the Availability Period.

         SECTION 2.07. Optional Prepayments. (a) Subject to Section 2.09, a Borrower may, by delivering notice to the Agent not later than 11:00 A.M. (Tokyo, Japan time) on the third Euro-Dollar Business Day, prior to the date of any proposed prepayment, prepay any Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $20,000,000 or any larger multiple of $1,000,000. Such prepayments shall be accompanied by accrued interest on the amount being prepaid to but excluding the date of prepayment and a prepayment premium equal to the percentage shown below of the principal being prepaid:

                     DATE OF                               PERCENTAGE
                   PREPAYMENT                             OF PRINCIPAL
                   ----------                             ------------
         On or before December 31, 2000                        7.5%
         January 1, 2001 through December 31, 2001             6.0%
         January 1, 2002 through December 31, 2002             4.5%
         January 1, 2003 through December 31, 2003             3.0%
         January 1, 2004 through December 31, 2004             2.0%
         January 1, 2005 through December 20, 2005             1.0%

Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such prepaid Loan.

         (b) Promptly after receiving a notice of prepayment pursuant to this Section, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by such Borrower.

         SECTION 2.08. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent's account (No. 670-43-266) at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar

Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless a Borrower notifies the Agent before the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.09. Funding Losses. If a Borrower makes any payment (including without limitation any prepayment) of principal with respect to any Loan or any Loan is required to become an Alternative Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if such Borrower fails to borrow, prepay, convert or continue any Loan after notice has been given to any Bank in accordance with Section 2.07(b), such Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.10. Computation of Interest and Fees. Interest based on the Alternative Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.11. Notes. (a) Each Borrower's obligation to repay the Loans of each Bank to it shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office.

         (b) Promptly after it receives each Bank's Notes pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the relevant Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect such Borrower's obligation hereunder or under the Notes. Each Bank is hereby irrevocably authorized by such Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.12. Taxes. (a) For purposes of this Section 2.12, the following terms have the following meanings:

         "TAXES" means any and all taxes, duties, levies, imposts, deductions, charges or withholdings of any nature imposed by any jurisdiction (or any political subdivision thereof) from which the payments originate or through which the payments are made or deemed to have been made with respect to any payment by an Amway Party pursuant to this Agreement or under any Note (including without limitation any of the foregoing that are imposed in the future), and any penalties, fines or interest thereon, excluding:

               (i) in the case of each Bank and the Agent, taxes imposed on its net income, branch profits and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Lending Office is located, and

               (ii) any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank or the Agent, as applicable, under the laws and treaties in effect when such party first becomes a party to this Agreement.

         "OTHER TAXES" means any and all stamp or documentary taxes, and any mandatory deposits that may be required to be made to any central bank (including without limitation any such deposit if and when required to be made for the benefit of the Banks or the Agent or otherwise for an Amway Party to comply with applicable law or regulation, whether or not such deposit would otherwise be payable by any Bank or the Agent) and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note

(including without limitation any of the foregoing that are imposed or that arise in the future).

         (b) Subject to the limitation set forth in Section 10.06(e), any and all payments by an Amway Party to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction or withholding for any Taxes or Other Taxes, and such Amway Party shall pay any Taxes with respect to payments hereunder and any Other Taxes to the relevant authority; provided that, if such Amway Party shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.12) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Amway Party shall make such deductions or withholdings, (iii) such Amway Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Amway Party shall promptly furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

         (c) Subject to the limitation set forth in Section 10.06(e), each Amway Party agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.12), whether or not correctly or legally imposed, paid by such Bank or the Agent (as the case may be) and penalties, interest and expenses arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after such Bank or the Agent (as the case may be) makes demand therefor, with interest thereon for each day from (and including) the 30th day following delivery of such demand to (but excluding) the date of such indemnification at a rate per annum equal to the interest rate then applicable to the Loans (or, if no Loans shall then be outstanding, the interest rate last applicable to the Loans).

         (d) If a Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 2.12 as a result of a change of law occurring after the date hereof, then such Bank, at the request of such Borrower, will change the jurisdiction of its Lending Office or take other reasonable action if, in the good faith judgment of such Bank, such change or other action (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

         (e) Each Bank and the Agent shall, at the written request of an Amway Party, provide to such Borrower such form, certification or similar documentation, if any, (each duly completed, accurate and signed) as is currently required by any jurisdiction, or comply with such other requirements, if any, as are currently applicable in such jurisdiction, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Taxes or Other Taxes to which such Bank or the Agent is entitled pursuant to an applicable tax treaty or the law of such jurisdiction; provided that such Amway Party shall have timely furnished to such Bank or the Agent copies of such documentation and notice of such requirements together with applicable instructions. Such Amway Party shall not be required to indemnify any Bank or the Agent under Section 2.12(b) or (c) for any Taxes or Other Taxes to the extent such Taxes or Other Taxes would not be imposed but for the failure by such Bank or the Agent, as the case may be, to comply with the provisions of the preceding sentence. Upon the written request of such Amway Party, each Bank and the Agent will provide to such Amway Party such form, certification or similar documentation (each duly completed, accurate and signed) as may in the future be required by any jurisdiction, or comply with such other requirements, if any, as may be applicable in such jurisdiction in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Taxes or Other Taxes to which such Bank or the Agent is entitled pursuant to an applicable tax treaty or the law of such jurisdiction; provided that neither such Bank nor the Agent shall have any obligation to provide such form, certification or similar document if it would be unduly burdensome, would require such Bank or the Agent to disclose any confidential information or would otherwise be disadvantageous to such Bank or the Agent, and provided further that such Amway Party shall have timely furnished to such Bank or the Agent copies of such documentation and notice of such requirements together with applicable instructions.

         (f) Upon the reasonable written request of an Amway Party, and at such Amway Party's expense, each Bank shall use reasonable efforts to cooperate with such Amway Party with a view to obtain a refund of any Taxes or Other Taxes which were not correctly or legally imposed and for which such Borrower has indemnified such Bank under this Section 2.12 if obtaining such refund would not, in the judgment of the Bank be disadvantageous to such Bank; provided that nothing in this Section 2.12(f) shall be construed to require any Bank to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund. If a Bank shall receive a refund from a taxing authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxing authority) of any Taxes or Other Taxes paid by such Amway Party pursuant to subsection 2.12(b) or (c) above, such Bank shall promptly pay to such Amway Party the amount so received without interest (other than interest received from the taxing authority with respect to such refund) and net of out-of-pocket expenses; provided that such Bank shall only be required to pay to such Amway Party such amounts as such Bank in its sole discretion (exercised in good faith), determines are attributable to Taxes or Other Taxes paid by such Amway Party. In the event such Bank or the Agent is required to repay the amount of such refund (including interest, if any), such Amway Party, upon the request of such Bank or the Agent (as the case may be), agrees to promptly return to such Bank or the Agent the amount of such refund and interest, if any (plus penalties, interest and other charges imposed in connection with the repayment of such amounts by such Bank or the Agent).

         (g) Notwithstanding the foregoing, nothing in this Section 2.12 shall interfere with the rights of any Bank or the Agent, as the case may be, to conduct its fiscal or tax affairs in such manner as it deems fit.

         SECTION 2.13. Regulation D Compensation. If and so long as a reserve requirement of the type described in the definition of "Euro-Dollar Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Bank subject to such requirement may require a Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Loans to such Borrower, additional interest on such Loan at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Amway Parties and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank gives such notice and (y) shall notify the Borrowers at least five Euro-Dollar Business Days before each date on which interest is payable on the Loans of the amount then due it under this Section.


                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Closing. The closing hereunder shall occur when all the following conditions have been satisfied:

               (a) the Agent shall have received duly executed Notes for the account of each Bank dated on or before the Closing Date and complying with the provisions of Section 2.11;

               (b) the Agent shall have received an opinion of each of (i) Jones, Day, Reavis & Pogue, counsel for the Amway Parties, (ii) Woodburn & Wedge, special Nevada counsel for ALAP, (iii) Tomotsune Kimura & Mitomi, special Japanese counsel for NAJ, (iv) Conyers, Dill & Pearman, special Bermuda counsel for Apple and NAAP, and (v) White & Case Kandabashi Law Offices, special Japanese tax counsel for NAJ, substantially in the form of Exhibits C, D, E, F, G and H attached hereto, respectively, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

               (c) the Agent shall have received (i) an opinion from Craig N. Meurlin, Senior Vice President and General Counsel of Amway Corp., dated the Closing Date, to the effect that there is no litigation, investigation or proceeding pending against or, to his or her knowledge, threatened against or affecting, any Amway Party, Amway Japan, Amway Asia Pacific or any of their respective Subsidiaries before any court or arbitrator or any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Financing Documents and (ii) an opinion from counsel reasonably satisfactory to the Agent (who may be an employee of Amway Corp. or an Affiliate thereof), dated the Closing Date, to the effect set forth in
          Exhibit I attached hereto (with such exceptions and qualifications as shall be reasonably acceptable to the Agent).

               (d) the Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit J attached hereto, dated the Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

               (e) the Agent shall have received a solvency certificate from each of the director of NAJ and the chief financial officer of ALAP substantially in the form of Exhibit K attached hereto, dated the Closing Date and covering such additional matters as the Required Banks may reasonably request;

               (f) the Agent shall have received evidence satisfactory to it that all filings, consents and approvals (including without limitations regulatory approvals and licenses), if any, required to be made with, or obtained from, any Governmental Authority in connection with this

          Agreement or the transactions contemplated hereby have been made or obtained and shall be, in each case, in full force and effect on and as of the Closing Date;

               (g) the Borrowers shall have paid to the Agent for the account of the Agent or the Banks, as the case may be, all amounts required to be paid by the Borrowers on or prior to the Closing Date under this Agreement, and any fees or expenses payable pursuant to Section 10.03(a) of which the Agent shall have given the Borrowers prior notice; and

               (h) the Agent shall have received all documents the Agent may reasonably request relating to the existence of the Amway Parties, the legal authority for and the validity of the Financing Documents, the Offer to Purchase AAP Shares and the Offer to Purchase AJ Shares, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

Promptly after the Closing Date occurs, the Agent shall notify the Amway Parties and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

               (a) the fact that the Closing Date shall have occurred on or before the date of such Borrowing;

               (b) receipt by the Agent of a Notice of Borrowing as required by
          Section 2.02;

               (c) the fact that, immediately before and after such Borrowing, no Default (other than a Default resulting from the failure of the representation set forth in Section 4.06(c) to be correct) shall have occurred and be continuing;

               (d) the fact that the representations and warranties of the Amway Parties contained in this Agreement (other than the representation set forth in Section 4.06(c)) shall be true on and as of the date of such Borrowing;

               (e) the fact that Apple and ALAP shall own directly or indirectly all shares of Amway Asia Pacific common stock and Amway Japan common stock, respectively, owned on the date hereof by the Owners (other than shares of Amway Japan common stock representing up to 3% of the aggregate share value of Amway Japan, which will be retained temporarily by the Owners) and that each relevant Amway Party shall have approved (i) the amalgamation of NAAP with and into Amway Asia Pacific and (ii) a memorandum of merger relating to Amway Japan with and into NAJ;

               (f) if the proceeds of the Borrowing are to be used to finance the AAP Purchase and pay associated transaction costs, except for the payment of the purchase price (which shall be paid simultaneously with such Borrowing), the AAP Purchase shall have been consummated in accordance with the Offer to Purchase AAP Shares and in accordance with all applicable Laws, and the Agent shall have received a certificate from the chief executive officer, chief financial officer or treasurer of NAAP to that effect;

               (g) if the proceeds of the Borrowing are to be used to finance the AJ Purchase and pay associated transaction costs, except for the payment of the purchase price (which shall be paid simultaneously with such Borrowing), the AJ Purchase shall have been consummated in accordance with the Offer to Purchase AJ Shares and in accordance with all applicable Laws, and the Agent shall have received a certificate from a representative director, the chief executive officer or the chief financial officer or treasurer of NAJ to that effect;

               (h) if the proceeds of the Borrowing are to be used to finance the AAP Purchase, the Agent shall have received an opinion of Jones, Day, Reavis & Pogue, special counsel to NAAP, in form and substance satisfactory to the Agent, covering the matters contained in Section
          4.15 and such additional matters relating to the Offer to Purchase AAP Shares as the Required Banks may reasonably request; and

               (i) if the proceeds of the Borrowing are to be used to finance the AJ Purchase, the Agent shall have received an opinion of Jones, Day, Reavis & Pogue and Tomotsune Kimura & Mitomi, special counsel to NAJ, in form and substance satisfactory to the Agent, covering matters contained in Section 4.16 and such additional matters relating to the Offer to Purchase AJ Shares as the Required Banks may reasonably request.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the facts specified in the foregoing clauses 3.02(c) and 3.02(d).

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         The Amway Parties represent and warrant that:

         SECTION 4.01. Existence and Power. (a) Each Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and in each other jurisdiction where the ownership of its properties or the conduct of its business requires it so to be, and has all power and authority under such laws and its Guarantor Partnership Agreement and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now and contemplated to be conducted.

         (b) The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, including the Nevada Limited Liability Company Act, and in each other jurisdiction where the ownership of its properties or the conduct of its business requires it so to be, and has all power and authority under such laws and the General Partner Limited Liability Company Agreement and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now and contemplated to be conducted.

         (c) Each Borrower is a corporation duly incorporated, validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, consents, authorizations and approvals required to carry on its business as now conducted.

         SECTION 4.02. Governmental Authorization; No Contravention. The execution, delivery and performance by each Amway Party of the Financing Documents to which it is a party are within such Amway Party's legal powers, have been duly authorized by all necessary legal action, require no action by or in respect of, or filing with, any governmental body, agency or official other than those that have been taken or made and do not contravene, or constitute a default under, any provision of applicable Law or of any Transaction Document or any other agreement, judgment, injunction, order, decree or other instrument binding upon any Amway Party or any Subsidiary or result in the creation or imposition of any Lien on any asset of any Amway Party or any Subsidiary.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Amway Parties and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the relevant Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 4.04. No Set-Off. The Financing Documents are not subject to any defense, set-off or counterclaim by any Amway Party or any circumstance whatsoever which might constitute a legal or equitable discharge from its obligations thereunder.

         SECTION 4.05. Rank of Debt. The obligations of each Amway Party under the Financing Documents to which it is a party to pay the principal of and interest on the Loans and any and all other amounts due thereunder constitute direct and unconditional obligations of such Amway Party and, except (i) Liens permitted under Section 6.01(o), (ii) any obligations in respect of employee compensation and benefits and taxes that have priority under applicable Laws and
(iii) other obligations that are immaterial in the aggregate to such Amway Party, will rank at least pari passu in right of payment with all other Debt of such Amway Party.

         SECTION 4.06. Financial Information. (a) The balance sheets of Amway Asia Pacific and its Consolidated Subsidiaries and Amway Japan and its Consolidated Subsidiaries as at August 31, 1998 and the related statements of income and cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick, LLP for Amway Asia Pacific and Deloitte Touche & Tohmatsu for Amway Japan, copies of which have heretofore been delivered to the Agent, have been prepared in accordance with GAAP consistently applied and are complete and correct and present fairly the financial condition of Amway Asia Pacific and its Consolidated Subsidiaries or Amway Japan and its Consolidated Subsidiaries, as the case may be, as at such date and the results of its operations and cash flows for the fiscal year then ended.

         (b) The unaudited balance sheets of Amway Asia Pacific and its Consolidated Subsidiaries and Amway Japan and its Consolidated Subsidiaries as at May 31, 1999 and the related unaudited statements of income and cash flows for the three months then ended, copies of which have heretofore been delivered to the Agent, have been prepared in accordance with GAAP consistently applied and are complete and correct and present fairly the financial condition of Amway Asia Pacific and its Consolidated Subsidiaries or Amway Japan and its Consolidated Subsidiaries, as the case may be, as at such date and the results of its operations and cash flows for the three months then ended (subject to year-end audit adjustments).

         (c) Since May 31, 1999, there has been no material adverse change in the business, financial position, results of operations or prospects of Amway Asia

Pacific and its Consolidated Subsidiaries, considered as a whole, or Amway Japan and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.07. Litigation. Except as set forth in Schedule 1, there is no action, suit or proceeding pending against, or to any Amway Party's knowledge threatened against or affecting, the Amway Parties or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Financing Documents, the Transaction Documents, the Offer to Purchase AAP Shares or the Offer to Purchase AJ Shares.

         SECTION 4.08. Environmental Matters. In the ordinary course of its business, each Amway Party conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of such Amway Party and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, each Amway Party has reasonably concluded that such associated liabilities and costs, including the costs of complying with Environmental Laws, are unlikely to have a Material Adverse Effect.

         SECTION 4.09. Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following year 2000, of (a) each Amway Party's and each Material Subsidiary's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which such Amway Party's or any Material Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects. The cost to the Amway Parties and the Material Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Amway Parties and the Material Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Amway Parties and the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement, to be sufficient to permit the Amway Parties and each Material Subsidiary to conduct their respective business without Material Adverse Effect.

         SECTION 4.10. Taxes. There is no Tax or Other Tax imposed by any jurisdiction (or any political subdivision thereof) either (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of the Financing Documents (assuming the Financing Documents are executed outside Japan) or (ii) on any payment to be made by any Amway Party pursuant to any Financing Document to which it is a party (assuming each Lending Office is in Japan). Each Amway Party is permitted to pay any additional amounts payable under Section 2.12.

         SECTION 4.11. Compliance with Laws. Each Amway Party and each Subsidiary is in compliance in all respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities, and laws with respect to social security and pension or retirement fund obligations, and each Amway Party and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them with all applicable jurisdictions and have paid all taxes due pursuant to such returns or pursuant to any assessment received by such Amway Party or any Subsidiary, except in each case (i) where the same may be contested in good faith by appropriate proceedings and as to which adequate charges, accruals and reserves have been made on the books of each Amway Party and its Subsidiaries to the extent required by GAAP or (ii) where any such failures to comply could not in the aggregate reasonably be expected to have a Material Adverse Effect.

         SECTION 4.12. Subsidiaries. Each of the corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.13. No Immunity. (a) No Amway Party nor any of its property has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Japan or Bermuda in respect of its obligations under any Financing Document to which it is a party.

         (b) It is not necessary in order for the Agent or any Bank to enforce any rights or remedies under the Financing Documents or solely by reason of the execution, delivery and performance by any Amway Party of the Financing Documents to which it is a party that the Agent or any Bank be licensed or qualified with any Governmental Authority in Japan or Bermuda or be entitled to carry on business in Japan or Bermuda.

         SECTION 4.14. Full Disclosure. All information heretofore furnished by or on behalf of any Amway Party to the Agent or any Bank with respect to any Amway Party and its Subsidiaries for purposes of or in connection with the AAP Purchase, the AJ Purchase, this Agreement or any transaction contemplated hereby will be, true and accurate in all material respects, and (in the case of such Amway Party's financial statements) does not omit to state any fact necessary to make such information, taken as a whole, not materially misleading, in each case on the date as of which such information was stated or certified and in the light of the circumstances under which such information was prepared, stated or certified. Each Amway Party has disclosed to the Banks in writing any and all facts which materially and adversely affect, or may affect (to the extent such Amway Party can now reasonably foresee), the business, operations or financial condition of such Amway Party and its Consolidated Subsidiaries, taken as a whole, or such Amway Party's ability to perform its obligations under this Agreement.

         SECTION 4.15. AAP Purchase. At the time of consummation thereof, the AAP Purchase shall have been consummated in all material respects in accordance with the terms of the documents related to the Offer to Purchase AAP Shares and all applicable Law. At the time of consummation thereof except as otherwise expressly permitted by this Agreement, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the AAP Purchase to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the AAP Purchase. Additionally, there does not exist any order or injunction prohibiting or imposing material adverse conditions upon the AAP Purchase, or the performance by any Amway Party or any of the Subsidiaries of their obligations under the Financing Documents to which it is a party or the documents related to the AAP Purchase to which they are parties.

         SECTION 4.16. AJ Purchase. At the time of consummation thereof, the AJ Purchase shall have been consummated in all material respects in accordance with the terms of the documents related to the Offer to Purchase AJ Shares and all applicable Laws. At the time of consummation thereof except as otherwise expressly permitted by this Agreement, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the AJ Purchase to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the AJ Purchase. Additionally, there does not exist any order or injunction prohibiting or imposing material adverse conditions upon the AJ Purchase, or the performance by any Amway Party or any of the Subsidiaries of their obligations under the Financing Documents to which it is a party or the documents related to the AJ Purchase to which they are parties.

         SECTION 4.17. Transaction Documents. Each of the Transaction Documents has been duly authorized, executed and delivered by each party thereto and is a valid and binding agreement of each party thereto. The Amway Parties have delivered to each Bank a true, correct and complete copy of each Transaction Document. Each Transaction Document is in full force and effect in the form so delivered to the Banks.

         SECTION 4.18. Solvency. As of the first Borrowing Date, after giving effect to the transactions contemplated hereby to occur on the first Borrowing Date, and at all times thereafter: (a) the aggregate fair market value of the assets of each Amway Party will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (b) each Amway Party will have sufficient cash flow to enable it to pay its debts as they mature, and (c) each Amway Party will not have unreasonably small capital for the business in which such Amway Party and its Subsidiaries are engaged.



                                    ARTICLE 5
                                    COVENANTS

         The Amway Parties agree that, so long as any Bank has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

         SECTION 5.01. Information. The Amway Parties will deliver to each of the Banks:

               (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets and related consolidated statements of income, partners' equity and cash flows for each Guarantor and its Consolidated Subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, all audited by KPMG Peat Marwick LLP or other independent public accountants of recognized international standing reasonably acceptable to the Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of such Guarantor and its Consolidated Subsidiaries, on a consolidated basis in accordance with GAAP consistently applied, except for required accounting changes or changes with which such independent public accountants concur;

               (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, combined consolidated balance sheets and related combined consolidated statements of income, partners' equity and cash flows for the Guarantors and their Consolidated Subsidiaries as of the close of such Fiscal Year and the combined results of their operations during such year, all certified as to fairness of presentation and consistency with GAAP by the chief financial officer or chief accounting officer of each of the Guarantors;

               (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of each Guarantor and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, related consolidated statements of income, partners' equity and cash flows for such Fiscal Quarter and the results of their operations for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income, partners' equity and cash flows and the results of their operations in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the chief financial officer or chief accounting officer of such Guarantor;

               (d) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, combined consolidated balance sheets of the Guarantors and their Consolidated Subsidiaries as of the end of such Fiscal Quarter, related combined consolidated statements of income, partners' equity and cash flows for such Fiscal Quarter and the results of their operations for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of each such statement of income, partners' equity and cash flows and the results of their operations in comparative form the figures for the corresponding period in the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency with GAAP by the chief financial officer or chief accounting officer of each of the Guarantors;

               (e) simultaneously with the delivery of each set of financial statements referred to in clauses (a), (b), (c) and (d) above, a certificate of each Guarantor's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Amway Parties were in compliance with the requirements of Sections 5.10 to 5.16, inclusive, and whether no Event of Default under Section 6.01(o) existed and was continuing, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Amway Parties are taking or propose to take with respect thereto;

               (f) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and
          (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (e) above;

               (g) within five business days after any officer of any Amway Party obtains knowledge of any Default, if such Default is then continuing, a certificate of each Amway Party's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Amway Parties are taking or propose to take with respect thereto;

               (h) promptly after the availability thereof, copies of all financial statements, reports and proxy statements and of any amendment to any Transaction Document;

               (i) promptly after the filing thereof, copies of all annual and quarterly reports and all amendments thereto and all other material reports, statements or other filings made by any Amway Party or any Subsidiary with any Governmental Authority;

               (j) within five days after any officer of any Amway Party obtains knowledge thereof, written notice of the occurrence of (i) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding against any Amway Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or
          (ii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

               (k) from time to time such additional information regarding the financial position or business of any Amway Party and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Amway Parties will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual thereof.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Amway Parties will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Amway Parties will, and will cause each Subsidiary to, maintain (either in the appropriate Amway Party's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts (with no greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute engaged in the same or a similar business. The Amway Parties will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Amway Parties and their Subsidiaries will continue to engage in business of the same general type as now conducted by the Amway Japan, Amway Asia Pacific and their respective Subsidiaries, and will preserve, renew and keep in full force and effect their respective partnership or corporate existences, as applicable, and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit:

               (a) the merger of Amway Japan with and into NAJ or the amalgamation of NAAP with and into Amway Asia Pacific;

               (b) the merger of a Subsidiary into a Guarantor if, after giving effect thereto, no Default shall have occurred and be continuing;

               (c) the merger or consolidation of a Subsidiary with or into a Person other than a Guarantor if the entity surviving such consolidation or merger is a Subsidiary and, after giving effect thereto, no Default shall have occurred and be continuing; or

               (d) the termination of the corporate existence of a Subsidiary if the Amway Parties in good faith determine that such termination is in the best interest of the Amway Parties and is not materially disadvantageous to the Banks.

         SECTION 5.05. Compliance with Laws. The Amway Parties will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities, Environmental Laws and laws with respect to social security and pension or retirement fund obligations except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Amway Parties will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested.

         SECTION 5.07. Further Action. The Amway Parties will execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or which the Agent may reasonably request, in order to effectuate the transactions contemplated by the Financing Documents.

         SECTION 5.08. Mergers and Sales of Assets. (a) Neither Guarantor will consolidate or merge with or into any other Person; provided that a Guarantor may merge with another Person if (i) such Guarantor is the entity surviving such merger and (ii) after giving effect to such merger, no Default shall have occurred and be continuing. Neither Guarantor will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of either Guarantor and its Subsidiaries, taken as a whole, to any other Person; provided that either Guarantor may transfer all of its assets to one of its wholly-owned Subsidiaries so long as
(A) no Default shall have occurred and be continuing or be caused by such transfer, (B) such wholly-owned Subsidiary agrees to be bound by the terms and conditions of this Agreement to the same extent as such Guarantor and (C) the Agent shall be furnished with such evidence of the agreement described in clause
(B) and the enforceability thereof, including but not limited to certificates of officers and opinions of counsel, as it shall reasonably request.

         (b) Notwithstanding the foregoing, Amway Japan shall be permitted to sell its headquarters building to an unaffiliated third party for an arm's length price, as evidenced by an independent appraisal, and lease such headquarters building back from the purchaser at a rental rate not exceeding the fair market rental, as evidenced by an independent appraisal, but only to the extent that either (i) such sale and leaseback transactions (A) do not cause a violation of any covenant contained in this Agreement and (B) would not have caused a violation of any such covenant if they had occurred 12 months earlier or (ii) the Borrowers, at their option, either (x) prepay an amount of Loans or other Debt such that the tests set forth in clause (i) above are met and would have been met had such Loans been so prepaid 12 months earlier or (y) place the amount referred to in clause (x) on deposit with the Agent in escrow on terms satisfactory to the Agent (including the granting of setoff rights to the Agent on behalf of the Banks with respect to funds in such escrow).

         SECTION 5.09. Use of Proceeds. NAAP will use the proceeds of the Loans made to it solely to finance the AAP Purchase and the consummation of the transactions contemplated thereby (including without limitation to pay related fees and expenses) and NAJ will use the proceeds of the Loans made to it solely to finance the AJ Purchase and the consummation of the transactions contemplated thereby (including without limitation to pay related fees and expenses). None of such proceeds will be used in violation of applicable Laws, including, without limitation, the Margin Regulations.

         SECTION 5.10. Obligations of Subsidiaries. (a) No Amway Party will permit any Subsidiary of a Borrower to incur, assume, suffer to exist or at any time be liable with respect to any Debt except (i) Debt to an Amway Party or to a

Subsidiary, (ii) Debt secured by Liens permitted by Section 6.01(o)(iii), (iii) unsecured Debt the proceeds of which unsecured Debt are used in connection with the short-term liquidity or working capital needs of the Subsidiaries incurring such Debt and (iv) Debt secured by Liens permitted by Section 6.01(o)(ii); provided that the combined aggregate outstanding principal amount of Debt permitted by clauses (iii) and (iv) shall not at any time during any Fiscal Year ending on a date shown below, exceed the amount set forth below opposite such date:

                        DATE                                 AMOUNT
                        ----                                 ------
                  August 31, 2000                         $100,000,000
                  August 31, 2001                         $150,000,000
                  August 31, 2002                         $175,000,000
                  August 31, 2003                         $250,000,000
                  August 31, 2004                         $300,000,000
                  August 31, 2005                         $350,000,000
                  August 31, 2006                         $350,000,000

         (b) NAJ will not, and will not permit any of its Subsidiaries to, incur any Debt except for the Loans and Debt described in the preceding sentence, any Derivatives Obligations (except as contemplated by Section 5.18 and bona fide hedging transactions entered into in the ordinary course of business which limit the effect of currency fluctuations on the value of assets acquired or liabilities incurred in the ordinary course of business), or any off-balance sheet financing arrangements with third parties that are functionally equivalent to Debt; any such obligations or arrangements will be required to be entered into with and through ALAP.

         (c) ALAP will use commercially reasonable efforts, in light of legal, tax and operational issues, to arrange for the purchasing of goods and services used by, and leases of facilities used by, NAJ and its Subsidiaries to be effected by ALAP and then provided by ALAP to NAJ on similar terms.

         SECTION 5.11. Maintenance of Supply. No Amway Party will permit any of its Subsidiaries to agree to any change with respect to the goods supply contracts or other contracts between such Subsidiary and Amway Corp. or any of its Affiliates that (i) is inconsistent with arms' length negotiations between unaffiliated parties in the relevant territories and (ii) would, in a material respect, viewing the transaction as a whole, commercially disadvantage the Subsidiaries in respect of the supply or cost of goods.

         SECTION 5.12. Maintenance of Dividends. No Amway Party will, nor will it permit any Subsidiary to, enter into an agreement that would have the effect of restricting any such Subsidiary's ability to pay dividends to its stockholders.

         SECTION 5.13. Minimum Consolidated Net Worth. (a) The Amway Parties will not permit Consolidated Net Worth, at any time during any Fiscal Year ending on a date shown below, to be less than the amount set forth below opposite such date:

                         DATE                                 AMOUNT
                         ----                                 ------
                  August 31, 2000                         $450,000,000
                  August 31, 2001                         $475,000,000
                  August 31, 2002                         $500,000,000
                  August 31, 2003                         $525,000,000
                  August 31, 2004                         $550,000,000
                  August 31, 2005                         $550,000,000

         (b) Apple will not permit Apple Consolidated Net Worth, at any time during any Fiscal Year ending on a date shown below, to be less than the amount set forth below opposite such date:

                         DATE                                 AMOUNT
                         ----                                 ------
                  August 31, 2000                         $160,000,000
                  August 31, 2001                         $165,000,000
                  August 31, 2002                         $170,000,000
                  August 31, 2003                         $180,000,000
                  August 31, 2004                         $190,000,000
                  August 31, 2005                         $200,000,000

         SECTION 5.14. Consolidated Interest Coverage Ratio. (a)The Amway Parties will not permit the Consolidated Interest Coverage Ratio for any Fiscal Year ending on a date shown below to be less than the ratio set forth below opposite such date:

                         DATE                                 AMOUNT
                         ----                                 ------
                  August 31, 2000                              2.50:1
                  August 31, 2001                              2.50:1
                  August 31, 2002                              3.00:1
                  August 31, 2003                              3.50:1
                  August 31, 2004                              5.00:1
                  August 31, 2005                              7.00:1

         (b) Apple will not permit the Apple Consolidated Interest Coverage Ratio for any Fiscal Year ending on a date shown below to be less than the ratio set forth below opposite such date:

                         DATE                                 AMOUNT
                         ----                                 ------
                  August 31, 2000                             1.80:1
                  August 31, 2001                             1.80:1
                  August 31, 2002                             2.50:1
                  August 31, 2003                             3.00:1
                  August 31, 2004                             4.00:1
                  August 31, 2005                             5.00:1

         SECTION 5.15. Cash Flow Ratio. (a) The Amway Parties will not permit the Cash Flow Ratio for any Fiscal Year ending on a date shown below to be less than the ratio set forth below opposite such date:

                         DATE                                 AMOUNT
                         ----                                 ------
                  August 31, 2000                              0.25:1
                  August 31, 2001                              0.30:1
                  August 31, 2002                              0.35:1
                  August 31, 2003                              0.40:1
                  August 31, 2004                              0.50:1
                  August 31, 2005                              0.50:1

         (b) Apple will not permit the Apple Cash Flow Ratio for any Fiscal Year ending on a date shown below to be less than the ratio set forth below opposite such date:

                         DATE                                 AMOUNT
                         ----                                 ------
                  August 31, 2000                             0.20:1
                  August 31, 2001                             0.25:1
                  August 31, 2002                             0.30:1
                  August 31, 2003                             0.35:1
                  August 31, 2004                             0.40:1
                  August 31, 2005                             0.50:1

         SECTION 5.16. Restricted Payments. No Amway Party nor any Subsidiary will declare or make any Restricted Payment if, immediately after giving effect thereto, the aggregate of all Restricted Payments declared or made in any Fiscal Year ending on a date shown below would exceed the amount shown below opposite such date:

                         DATE                                 AMOUNT
                         ----                                 ------
                  August 31, 2000                         $         0
                  August 31, 2001                         $40,000,000
                  August 31, 2002                         $45,000,000
                  Thereafter                              $50,000,000

No Amway Party will make any voluntary prepayment of any principal of Intercompany Subordinated Indebtedness.

         SECTION 5.17. Hedging Facilities. Not later than 30 days after a Borrowing Date, NAJ will enter into, and will thereafter maintain in full force and effect, agreements with the Agent in such amounts and on such terms as shall result in effectively fixing the interest cost to NAJ on the Loans NAJ borrows under this Agreement and translating the payments of principal of and interest on such Loans to Yen for the scheduled term of such Loans made on such Borrowing Date.

         SECTION 5.18. Transaction Documents. No Amway Party will consent to any modification, supplement, waiver or termination of any of the provisions of any of the Transaction Documents in any respect which would materially impair the benefit to any Amway Party of such Transaction Document without the prior written consent of the Agent (with the approval of the Required Banks).

         SECTION 5.19. Ratings and Syndication. To the extent that, at any time prior to the termination of this Agreement, the Agent seeks to (i) obtain ratings of the Loans from Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or any other internationally recognized rating agency or (ii) organize a syndicate of commercial banks and/or other financial institutions to become Banks under this Agreement, the Amway Parties will:

               (a) assist the Agent in obtaining such rating or organizing such syndication and to provide the relevant rating agencies, the Agent and such banks and/or institutions, if any, promptly upon request, with all information reasonably deemed necessary by such rating agencies to complete the rating process or by the Agent to complete successfully the syndication, including, but not limited to, (i) an information package for delivery to potential syndicate members and participants and (ii) all information and projections prepared by any Amway Party or its advisers relating to the transactions described herein; and

               (b) make their officers and representatives available, and cause the Material Subsidiaries to make their respective officers and representatives available, to participate in information meetings with such rating agencies or meetings with such syndicate members and participants at such times and places as the Agent may reasonably request.

         Until all principal of and interest on the Loans and other sums payable under the Financing Documents shall have been paid in full in accordance with the provisions thereof and unless otherwise agreed by the Agent, the Amway Parties will refrain, and will cause their Subsidiaries (including Amway Japan and Amway Asia Pacific and their respective Subsidiaries) and Amway Affiliates to refrain, from conducting or arranging, or initiating or engaging in preparations with any financial institution with respect to, any debt financing (whether through a capital markets transaction, bank loan or otherwise) not contemplated hereunder; provided that the foregoing shall not prohibit an Amway Affiliate from seeking financing other than (i) through public offerings and syndicated loan transactions so long as such Affiliate gives the Agent prompt notice of its intent to seek such financing or (ii) through a public offering with the consent of the Agent (which consent shall not be unreasonably withheld). As used in the preceding sentence, "AMWAY AFFILIATE" means Amway Corp. or any of its Subsidiaries or Affiliates that is engaged in a business related or similar to the business of Amway Corp.


                                    ARTICLE 6
                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

               (a) the Borrowers shall fail to pay when due any principal of any Loan or any interest, fee or other amount payable by it hereunder;

               (b) the Amway Parties (or any of them, with respect to a covenant applying to it individually) shall fail to observe or perform any covenant contained in Article 5, other than those contained in Sections 5.01 through 5.06;

               (c) the Amway Parties (or any of them, with respect to a covenant applying to it individually) shall fail to observe or perform any covenant or agreement (other than those covered by Section 5.19(a), 5.19(b), 6.01(a) or 6.01(b)) contained in this Agreement or any amendment hereof for 10 days after the Agent gives notice thereof to the Amway Parties at the request of any Bank;

               (d) any representation, warranty, certification or statement made by the Amway Parties (or any of them, with respect to a representation, warranty, certification or statement applying to it individually) in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

               (e) any Amway Party or any of its Subsidiaries shall fail to make one or more payments in respect of Material Financial Obligations when due or within any applicable grace period;

               (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

               (g) any Amway Party, the General Partner or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

               (h) an involuntary case or other proceeding shall be commenced against any Amway Party, the General Partner or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Amway Party, the General Partner or any Material Subsidiary under any applicable bankruptcy laws;

               (i) any restriction or requirement shall have been imposed or amended after the date hereof, whether by legislative enactment, decree, regulation, order or otherwise, which limits the acquisition or the transfer of foreign exchange by any Amway Party;

               (j) judgments or orders for the payment of money exceeding $15,000,000 in aggregate amount shall be rendered against any Amway Party, the General Partner or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

               (k) Apple shall cease to own, directly or indirectly, 100% of the stock of Amway Asia Pacific, or ALAP shall cease to own, directly or indirectly, 100% of the stock of Amway Japan (or, in each case, if less, at least the largest percentage owned after consummating the AAP Purchase or the AJ Purchase, as the case may be); the Owners, together with any other entities formed by or for the benefit of the families of Rich DeVos and Jay Van Andel, shall cease to own, directly or indirectly, at least 67% of the partnership interests of either Guarantor; or Apple shall cease to own, directly or indirectly, 100% of the stock of NAAP (or, after the consummation of the amalgamation of NAAP with and into Amway Pacific, all of the stock of Amway Pacific) or ALAP shall cease to own, directly or indirectly, 100% of the stock of NAJ (or, after the consummation of the merger of Amway Japan with and into NAJ, all of the stock of NAJ not owned by any remaining public shareholders);

               (l) any shares of Amway Japan common stock retained by the Owners referred to in Section 3.02(e) shall not have been contributed to ALAP and/or NAJ by the date that is seven months after the Effective Date, or, if earlier, the date that is 10 days after the merger of Amway Japan with and into NAJ;

               (m) the Subsidiaries shall cease to be the sole operators of the Amway Businesses in each of their respective territories;

               (n) pursuant to one or more judgments or agreements of settlement in connection with the legal proceedings with respect to this Agreement or the transactions contemplated herein, the Amway Parties, the Subsidiaries and the General Partner, in the aggregate, shall have paid or become liable to pay in excess of an aggregate of $75,000,000 and the Owners shall not have entered into a binding, irrevocable agreement with the Amway Parties, the Subsidiaries and the General Partner to indemnify and hold them harmless against such excess and any further loss or expense in connection with such legal proceedings; or

               (o) an Amway Party or Subsidiary shall create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (i) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $5,000,000 (or the equivalent thereof in any other currency);

               (ii) subject to Section 5.10, any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

               (iii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, and provided further that the aggregate principal amount of Debt so secured shall not exceed $5,000,000;

               (iv) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

               (v) Liens arising in the ordinary course of its business which
          (A) do not secure Debt or Derivatives Obligations and (B) do not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $5,000,000; and

               (vi) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount not at any time exceeding $20,000,000;

provided that the aggregate Liens permitted by clauses (i) - (vi) above will not at any time secure Debt in an aggregate principal or face amount exceeding $30,000,000;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Amway Parties terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate unpaid principal amount of the Loans, by notice to the Amway Parties declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Amway Parties; provided that, if any Event of Default specified in clause 6.01(g) or 6.01(h) occurs with respect to any Amway Party or the General Partner, then without any notice to any Amway Party or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Amway Parties.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Amway Parties under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7
                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York, Tokyo Branch, shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York, Tokyo Branch and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Amway Parties or any Subsidiary or affiliate of any Amway Party as if it were not the Agent.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for an Amway Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. None of the Agent, its affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agent, its affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Amway Parties; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "AGENT" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. Indemnification. The Banks shall, ratably in proportion to their Credit Exposures, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Amway Parties) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Amway Parties. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent resigns as Agent hereunder, the provisions of this Article shall inure to its benefit as to actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fee. The Borrowers shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrowers and the Agent.


                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Loan:

               (a) the Agent is advised by the Reference Bank that deposits in Dollars in the applicable amounts are not being offered to the Reference Bank in the relevant market for such Interest Period, or

               (b) the Required Banks advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Amway Parties and the Banks, whereupon until the Agent notifies the Amway Parties that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Loans or to continue outstanding Loans at the Euro-Dollar Rate, shall be suspended and (ii) each outstanding Loan shall be converted into an Alternative Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Agent at least two Domestic Business Days before the date of Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at a rate per annum equal to the sum of the Alternative Rate for such day plus the Euro-Dollar Margin.

         SECTION 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Loans at the Euro-Dollar Rate and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Amway Parties, whereupon until such Bank notifies the Amway Parties and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Loans at the Euro-Dollar Rate shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Loan of such Bank then outstanding at the Euro-Dollar Rate shall be converted to an Alternative Rate Loan either (i) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day. Interest and principal on any such Alternative Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Loans at the Euro-Dollar Rate of the other Banks.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.13), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or the London interbank market any other condition affecting its Loans, its Notes or its obligation to make Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan at such rate, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Amway Parties and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Alternative Rate Loans Substituted for Affected Loans. If
(i) the obligation of any Bank to make or continue Loans at the Euro-Dollar Rate has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 with respect to its Loans and the relevant Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, has elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

               (a) all Loans to such Borrower which would otherwise be made or continued by such Bank at the Euro-Dollar Rate shall instead be Alternative Rate Loans (on which interest and principal shall be payable contemporaneously with the related Loans to such Borrower of the other Banks); and

               (b) after each of its Loans to such Borrower bearing interest at the Euro-Dollar Rate has been repaid (or converted to an Alternative Rate Loan), all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its Alternative Rate Loans instead.

If such Bank notifies such Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Alternative Rate Loan shall again accrue interest at a rate per annum equal to the Euro-Dollar Rate plus the Euro-Dollar margin on the first day of the next succeeding Interest Period applicable to the related Loans of the other Banks.

         SECTION 8.05. Determination of Alternative Rate; Prepayment of Certain Affected Loans. As used in this Article 8, "ALTERNATIVE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day; provided that if any Bank (other than a Bank organized under the laws of the United States or any political subdivision thereof, or which otherwise has reasonably available access to funding at the Prime Rate or Federal Funds Rate) that is required to make or maintain Alternative Rate Loans pursuant to Article 8 determines in good faith that such rate does not accurately reflect the cost to such Bank of obtaining funds to fund its Loans (regardless of whether such cost is higher or lower than such rate) (and each such Bank that has not otherwise provided such notice agrees, upon the written request of the relevant Borrower made within ten Euro-Dollar Business Days after the date on which the Alternative Rate is first required to apply to any of such Bank's Loans (the "ALTERNATIVE RATE DATE"), either to provide such notice or to certify that such rate accurately reflects such cost to such Bank), then (A) such Bank shall notify such Borrower and the Agent of such fact promptly (but in any event within five Euro-Dollar Business Days) after the Alternative Rate Date or, if later, the date of receipt of the request referred to above, and (B) during the 20 Euro-Dollar Business Days after the date on which such notice is given (the "NEGOTIATION PERIOD"), such Borrower and such Bank shall negotiate in good faith to determine the rate necessary to compensate such Bank for its cost of obtaining (in good faith and using commercially reasonable efforts to minimize the interest cost to such Borrower) as of the commencement of the then current Interest Period (and thereafter as of the commencement of each subsequent Interest Period), funds for such Interest Period in an amount equal to the applicable principal amount of such Bank's Loan plus the Euro-Dollar Margin. If such Borrower and such Bank agree to any such rate pursuant to the foregoing proviso, the rate so agreed shall be the "Alternative Rate" for such Bank for each such Interest Period. Such Bank shall notify the Agent of such Alternative Rate promptly upon such determination and on the first day of each Interest Period thereafter. If such Borrower and such Bank do not agree to such rate, then such Borrower shall, within ten days after the end of the negotiation period (and on one Euro-Dollar Business Day's notice to such Bank and the Agent), either (I) require such Bank to assign its Commitment and sell its Loans in accordance with Section 8.06 below or (II) (notwithstanding any provision in Section 2.07 requiring that all prepayments of Loans be ratable among the several Banks) prepay all Loans of such Bank, with interest accrued thereon to but excluding the date of such prepayment calculated as though such Loans were Alternative Rate Loans, determined pursuant to clauses (i) and (ii) of the definition thereof above, from and after the date on which such Alternative Rate otherwise first so applies to but excluding the date of such prepayment.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Loans at the Euro-Dollar Rate has been suspended pursuant to Section 8.02, (ii) any Bank is unable to make or continue Alternative Rate Loans, or fails to agree with the relevant Borrower on an Alternative Rate with respect to its Loans, under the circumstances described in Section 8.05 or (iii) any Bank has demanded compensation under Section 8.03 or 8.04 (any such Bank, an "AFFECTED BANK"), such Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks (which may be one or more of the Banks) to assume the Commitment and to purchase the Note of such Affected Bank at a price not less than the aggregate principal amount outstanding under Notes at such time plus interest and other amounts accrued through the date of purchase. Upon such Borrower's finding such a substitute bank or banks and notifying such Affected Bank thereof, such Affected Bank shall assign its Commitment and sell its Note at such time to on terms as aforesaid and otherwise in accordance with Section 10.06 hereof.


                                    ARTICLE 9
                                    GUARANTY

         SECTION 9.01. The Guaranty. The Amway Guaranty Parties hereby unconditionally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to either Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Borrower under this Agreement and its Notes. Upon failure by either Borrower to pay punctually any such amount, the Amway Guaranty Parties shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. For purposes of this Article, the term "AMWAY GUARANTY PARTIES" shall not include NAAP to the extent that including NAAP would mean that NAAP guarantees its own obligations.

         SECTION 9.02. Guaranty Joint, Several, Unconditional. The obligations of the Amway Guaranty Parties under this Article 9 shall be joint, several, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of either Borrower under this Agreement or any of its Notes, by operation of law or otherwise;

               (b) any modification or amendment of or supplement to this Agreement or any Note;

               (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of either Borrower under this Agreement or any of its Notes;

               (d) any change in the corporate existence, structure or ownership of either Borrower, or any bankruptcy, insolvency, reorganization or other similar proceeding affecting either Borrower or its assets or any resulting release or discharge of any obligation of either Borrower contained in this Agreement or any of its Notes;

               (e) the existence of any claim, set-off or other rights which the Amway Guaranty Parties may have at any time against either Borrower, the Agent, any Bank or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

               (f) any invalidity or unenforceability relating to or against either Borrower for any reason of this Agreement or any of its Notes, or any provision of applicable law or regulation purporting to prohibit the payment by either Borrower of the principal of or interest on any of its Notes or any other amount payable by it under this Agreement; or

               (g) any other act or omission to act or delay of any kind by either Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of the Amway Guaranty Parties' obligations hereunder.

         SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Amway Guaranty Parties' obligations under this
Article 9 shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans made to each Borrower and all other amounts payable by each Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan made to either Borrower or any other amount payable by either Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the bankruptcy, insolvency or reorganization of such Borrower or otherwise, the Amway Guaranty Parties' obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 9.04. Waiver by the Amway Guaranty Parties. The Amway Guaranty Parties irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against either Borrower or any other Person.

         SECTION 9.05. Subrogation. Upon making full payment with respect to any obligation of either Borrower under this Article, the Amway Guaranty Parties shall be subrogated to the rights of the payee against such Borrower with respect to such obligation; provided that the Amway Guaranty Parties shall not enforce any payment by way of subrogation against such Borrower so long as (i) any Bank has any Commitment hereunder or (ii) any amount payable by such Borrower hereunder remains unpaid.

         SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by either Borrower under this Agreement or its Notes is stayed upon any bankruptcy, insolvency or reorganization of such Borrower or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Amway Guaranty Parties hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of an Amway Party or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Amway Parties. Each such notice, request or other communication shall be effective (i) if given by telex, when transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.03. Expenses; Indemnification. (a) The Borrowers shall pay
(i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel to the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrowers agree to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 10.04. Set-Offs. (a) If (i) an Event of Default has occurred and is continuing and (ii) Banks holding more than 50% in aggregate unpaid principal amount of the Loans have requested the Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Bank is hereby authorized by the Amway Parties at any time and from time to time, to the extent permitted by applicable law, without notice to the Amway Parties (any such notice being expressly waived by the Amway Parties), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the account of a Borrower against any obligations of the Amway Parties to such Bank now or hereafter existing under this Agreement, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Bank shall have made any demand for payment under this Agreement. Each Bank agrees promptly to notify the Amway Parties after any such set-off and application made by such Bank; provided that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this subsection are in addition to any other rights and remedies which the Banks may have.

         (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Amway Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Amway Party in the amount of such participation.

         SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Amway Parties and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 10.06. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Amway Party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its

Loans. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Amway Parties and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Amway Parties and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Amway Parties hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 10.05 without the consent of the Participant. The Amway Parties agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.13 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 10.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $20,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit L hereto signed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrowers (which shall not be unreasonably withheld) and the Agent; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consent shall be required. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed between them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. Any Assignee (other than an Assignee that was a Bank immediately prior to the relevant assignment) shall deliver to the Amway Parties and the Agent any certification as to exemption from deduction or withholding of Taxes required in accordance with Section 2.12.

         (d) Any Bank may at any time assign all or any portion of its rights under this

Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.12 or 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 2.12, 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 10.07. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Amway Party hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Amway Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.08. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Agent has received, from each of the parties listed on the signature pages hereof, a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Agent confirming that such party has signed a counterpart hereof.

         SECTION 10.09. WAIVER OF JURY TRIAL. EACH AMWAY PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.10. Appointment of Agent for Service of Process. (a) Each Amway Party hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, CT Corporation at its offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "PROCESS AGENT"), to accept and acknowledge for and on behalf of such Amway Party service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto in any New York State or Federal court sitting in the State of New York. Such designation and appointment shall be irrevocable until all principal of and interest on the Loans and other sums payable under the Financing Documents shall have been paid in full in accordance with the provisions thereof. Such Amway Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity.

         (b) Such Amway Party consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.01(a) by serving a copy thereof upon the Process Agent. Without prejudice to the foregoing, the Banks and the Agent agree that to the extent lawful and possible, written notice of said service upon the Process Agent shall also be mailed by registered or certified airmail, postage prepaid, return receipt requested, to such Amway Party at its address specified in or pursuant to Section 10.01 or to any other address of which such Amway Party shall have given written notice to the Agent. If said service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, such Amway Party consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.01(a) by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to the address of such Amway Party specified in or pursuant to Section 10.01 or to any other address of which such Amway Party shall have given written notice to the Agent, which service shall be effective 14 days after deposit in the United States Postal Service. Such Amway Party agrees that such service (i) shall be deemed in every respect effective service of process upon such Amway Party in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Amway Party.

         (c) Nothing in this Section shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that any party hereto may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         SECTION 10.11. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency in New York, New York, on the Domestic Business Day immediately preceding the day on which final judgment is given.

         (b) The obligation of each Amway Party in respect of any sum due to any Bank hereunder in Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt of any sum adjudged to be so due in the judgment currency such Bank may in accordance with normal banking procedures purchase Dollars in the amount originally due to such Bank with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such Bank, such Amway Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank against the resulting loss; and if the amount of Dollars so purchased is greater than the sum originally due to such Bank, such Bank agrees to repay such excess.

         SECTION 10.12. Severability; Rights and Obligations of Banks Several; Obligations of Guarantors Joint and Several. (a) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         (b) The obligations of the Banks under this Agreement are several and not joint. Any failure by any Bank to perform its obligations hereunder does not and will not impose upon any other Bank any additional obligation, or relieve any other Bank of its obligations hereunder. Except as expressly provided herein, the rights of each Bank are independent of the rights of each other Bank and may be enforced as such, and it shall not be necessary for any Bank to join any other party in any proceeding for such enforcement.

         (c) The non-monetary obligations of the Amway Parties under this Agreement are joint and several. However, any obligation to be performed by the Amway Parties may be performed by one of the Amway Parties on behalf of all of them, as the Amway Parties may decide between themselves, and performance by one of the Amway Parties shall be deemed to constitute performance by all of them.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       ALAP HOLD CO., LTD.

                                       By AP NEW CO., LLC, General Partner



                                       By  /s/ Craig N. Meurlin
                                         ---------------------------------------
                                         Name:Craig N. Muerlin
                                         Title: Manager

                                         Address:   7575 Fulton Street, East
                                                    Ada, Michigan 49355
                                                    U.S.A.

                                         Facsimile: 616-787-7873



                                       N.A.J. CO., LTD.



                                       By /s/ Lawrence M. Call
                                         ---------------------------------------
                                         Name:Lawrence M. Call
                                         Title: Attorney-in-fact

                                         Address:   7-1 Udagawa-cho
                                                    Shibuya-ku, Tokyo 105-0042
                                                    Japan

                                         Facsimile: 616-787-7873 (c/o AP New
                                                    Co. LLC)

                                       APPLE HOLD CO., L.P.

                                       By AP NEW CO., LLC, General Partner



                                       By  /s/ Craig N. Meurlin
                                         ---------------------------------------
                                         Name:Craig N. Meurlin
                                         Title: Manager

                                         Address:   7575 Fulton Street, East
                                                    Ada, Michigan 49355
                                                    U.S.A.

                                         Facsimile: 616-787-7873



                                       NEW AAP LIMITED



                                       By  /s/ Lawrence M. Call
                                         ---------------------------------------
                                         Name:Lawrence M. Call
                                         Title: President

                                         Address:  Clarendon House
                                                   2 Church Street
                                                   Hamilton HM 11
                                                   Bermuda

                                         Facsimile: 616-787-7873 (c/o AP
                                                    New Co., LLC)

                                       MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK, TOKYO
                                         BRANCH, as Agent


                                       By  /s/ Ryosuke Kitano
                                         ---------------------------------------
                                         Name:Ryosuke Kitano
                                         Title: Vice President

                                         Address:  Attention: Hidehiro Tanaka
                                                   Akasaka Park Building
                                                   2-20 Akasaka 5-chome
                                                   Minato-ku, Tokyo 107
                                                   Japan

                                         Facsimile: 81-3-5770-9012


COMMITMENT                             BANK

$700,000,000                           MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, TOKYO BRANCH



                                       By  /s/ Thomas R. F. Dunn
                                         ---------------------------------------

                                         Name:Thomas R. F. Dunn
                                         Title: Managing Director

                                         Address:  Attention: Hidehiro Tanaka
                                                   Akasaka Park Building
                                                   2-20 Akasaka 5-chome
                                                   Minato-ku, Tokyo 107
                                                   Japan

                                         Facsimile: 81-3-5770-9012

                                                                      SCHEDULE 1


                               CERTAIN LITIGATION

Amway Asia Pacific Ltd. has been advised of the filing of a putative class action lawsuit, captioned ROBERT FISHER, ET AL. v. AMWAY ASIA PACIFIC LTD., ET AL., in the Superior Court of the State of California, County of San Mateo. The complaint, which names as defendants Amway Asia Pacific Ltd., its officers and directors and New AAP Limited, alleges that the purchase price offered to Amway Asia Pacific Ltd.'s public shareholders in connection with New AAP Limited's cash tender offer is unfair and that by pursuing the cash tender offer, defendants have breached their fiduciary duties to Amway Asia Pacific Ltd.'s public shareholders. The complaint seeks an injunction prohibiting defendants from proceeding with the cash tender offer or, alternatively, rescission of the cash tender offer to the extent already completed, unspecified damages, costs and attorneys' fees and other relief.

A putative class action lawsuit, captioned HATCHETTE, ET AL. v. AMWAY JAPAN LIMITED, ET AL., Case No. 818124, Superior Court of the State of California, County of Orange, has been filed on behalf of the public holders of Amway Japan Ltd. common stock and American Depository Shares (collectively, the "public shareholders"). The complaint, which names as defendants Amway Japan Limited, its officers and directors and N.A.J. Co., Ltd., alleges that the purchase price offered to Amway Japan Limited's public shareholders in connection with N.A.J. Co., Ltd.'s cash tender offer is unfair and that by pursuing the cash tender offer, defendants have breached their fiduciary duties to Amway Japan Limited's public shareholders. The complaint seeks an injunction prohibiting defendants from proceeding with the cash tender offer or, alternatively, rescission of the cash tender offer to the extent already completed, unspecified damages, costs and attorney's fees and other relief.

                                                                       EXHIBIT A


                                      NOTE



                                                    ----------- --, ----



         For value received, [N.A.J. Co., Ltd., a Japanese corporation (kabushiki kaisha)] [New AAP Limited, a Bermuda corporation] (the "BORROWER"), promises to pay to the order of ______________________ (the "BANK"), for the account of its Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds to the Agent's account at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260.

         All Loans made by the Bank and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make (or any error in making) any such recordation or endorsement shall not affect the Borrower's obligations hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of December 10, 1999 among ALAP Hold Co., Ltd., N.A.J. Co., Ltd., Apple Hold Co., L.P., New AAP Limited, the Banks party thereto and Morgan Guaranty Trust Company of New York, Tokyo Branch, as Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                       [NAME OF BORROWER]



                                       By
                                         ------------------------------------
                                         Name:
                                         Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                    AMOUNT OF       AMOUNT OF PRINCIPAL         NOTATION MADE
     DATE             LOAN               REPAID                       BY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B


                               NOTICE OF BORROWING



                                                    ----------- --, ----



Morgan Guaranty Trust Company
  of New York, Tokyo Branch, as Agent
Akasaka Park Building
2-20 Akasaka 5-Chome
Minato-ku, Tokyo 107, Japan

Attention: Hidehiro Tanaka
Facsimile No.: 81-3-5570-9012

Dear Sirs:

         This Notice of Borrowing is being made in accordance with Section 2.02(a) of the Credit Agreement dated as of December 10, 1999 among ALAP Hold Co., Ltd., N.A.J. Co., Ltd., Apple Hold Co., L.P., New AAP Limited, the Banks party thereto and you, as Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings.

         We hereby propose to make a Borrowing in an aggregate amount of $______________ on ___________, ____ (the Borrowing Date), all in accordance with the Credit Agreement.

         Please make the proceeds of the Borrowing available by transfer of immediately available funds to the account of __________________ at _________________ Account Number __________.

                                       Very truly yours,

                                       [NAME OF BORROWER]



                                       By
                                         ------------------------------
                                         Name:
                                         Title:
                                         Address:
                                         Facsimile:

                                                                       EXHIBIT C


                               OPINION OF COUNSEL
                      FOR THE BORROWERS AND THE GUARANTORS

                                December __, 1999


To:      The Agent and each Bank
         party to the Credit Agreement
         referred to below

                           Re:  Amway Parties
                                -------------

Ladies and Gentlemen:

         We have acted as special counsel for N.A.J. Co., Ltd., a Japanese corporation, New AAP Limited, a Bermuda corporation, ALAP Hold Co., Ltd., a Nevada limited partnership, and Apple Hold Co., L.P., a Bermuda limited partnership (collectively, the "Amway Parties") in connection with the Credit Agreement dated December 10, 1999 (the "CREDIT AGREEMENT") among the Amway Parties, the banks party thereto (collectively, the "BANKS"), and Morgan Guaranty Trust Company of New York, Tokyo Branch, as agent (in such capacity, the "AGENT"). This opinion is delivered to you at the request of the Amway Parties pursuant to subsection 3.01(b)(i) of the Credit Agreement. Capitalized terms used in this letter and not otherwise defined have the meanings assigned to such terms in the Credit Agreement.

         In connection with the opinions expressed in this letter, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of the opinions expressed below. We have examined, among other documents, an executed copy of the Credit Agreement and executed copy of the Notes. The Credit Agreement and the Notes are collectively referred to in this letter as the "DOCUMENTS".

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed in this letter, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and written statements and other information of or from representatives of the Amway Parties and others and assume compliance on the part of all parties (other than the Amway Parties) with the Documents with their covenants and agreements contained in such Documents.

         To the extent it may be relevant to the opinions expressed in this letter, we have assumed that the parties to the Documents other than the Amway Parties have the power to enter into and perform such Documents and to consummate the transactions contemplated by such Documents and that such Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties. We have also assumed that
(i) the Amway Parties are limited partnerships and corporations, respectively, existing and in good standing under the laws of their state or country of organization and have the power and authority to enter into and perform their obligations under the Documents, (ii) the execution and delivery to the Agent and the Banks by the Amway Parties of the Documents and the performance by the Amway Parties of their obligations thereunder (a) have been authorized by all necessary corporate or partnership action and (b) do not contravene any provision of their respective origination documents, and (iii) each of the Documents has been duly executed on behalf of the Amway Parties.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth in this letter, we are of the opinion that:

         1. The Documents constitute valid and binding obligations of the Amway Parties, enforceable against the Amway Parties in accordance with their terms.

         2. The execution and delivery to the Agent and the Banks by the Amway Parties of the Documents, the obtaining of any Loans thereunder, and the performance by the Amway Parties of their obligations thereunder do not require under present law any filing or registration by the Amway Parties with, or approval or consent to the Amway Parties of, any governmental agency or authority of the State of New York or of the United States of America that has not been made or obtained.

         The opinions set forth above are subject to the following qualifications:

         (A) Our opinion above as to enforceability are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws and related judicial doctrines from time to time in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity and (iii) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

         (B) We express no opinion as to the enforceability of any provision in the Documents:

                  (i) relating to indemnification, contribution or exculpation of any Person in connection with violations of any securities laws or in connection with such Person's willful, reckless, or unlawful acts or gross negligence;

                  (ii) relating to forum selection to the extent the forum is a federal court;

                  (iii) relating to forum selection to the extent that (a) any relevant action or proceeding does not arise out of or relate to such Document or (b) the enforceability of any such provision is to be determined by any court other than a court of the State of New York; and

                  (iv) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York.

         The opinions expressed in this letter are limited to the federal law of the United States of America, and the law of the State of New York.

         We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of the addressee of this letter with any state or federal laws or regulations applicable to it by reason of its status as or affiliation with a federally insured depository institution.

         The opinions expressed in this letter are solely for the benefit of the Agent and each Bank in connection with the transactions referred to in this letter and may not be relied on by the Agent or any Bank for any other purpose, in any manner or for any purpose by any other person or entity; PROVIDED, that the Agent and each Bank may provide this opinion to each participant and permitted assignee under the Documents and such participants and assignees may rely on this opinion.


                                       Very truly yours,



                                       Jones, Day, Reavis & Pogue

                                                                       EXHIBIT D


                        OPINION OF SPECIAL NEVADA COUNSEL
                                    FOR ALAP

                                December __, 1999


To the Banks and the Agent
referred to below
c/o Morgan Guaranty Trust Company
of New York, Tokyo Branch, as Agent
Akasaka Park Building
2-20 Akasaka 5-chome
Minato-ku, Tokyo 107 Japan

Ladies and Gentlemen:

         We have acted as special Nevada counsel for ALAP Hold Co., Ltd., a Nevada limited partnership (the "Guarantor") and AP New Co., LLC, a Nevada limited liability company and general partner of the Guarantor (the "General Partner"), in connection with the Credit Agreement dated as of December 10, 1999 (the "Credit Agreement") among N.A.J. Co., Ltd., a corporation organized under the laws of Japan ("NAJ") and New AAP Ltd., a corporation organized under the laws of Bermuda ("NAAP" and collectively with NAJ, the "Borrowers"), the Guarantor and Apple Hold Co., L.P., a Bermuda limited partnership, and the Banks listed therein (the "Banks") and Morgan Guaranty Trust Company of New York, Tokyo Branch as Agent (the "Agent"). Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement. This opinion is being rendered to you at the request of our clients pursuant to
Section 3.01(b)(ii) of the Credit Agreement.

         We have reviewed the following documents for purposes of this opinion

         A. Certificate of Limited Partnership of Guarantor, as filed with the Nevada Secretary of State on September 29, 1999 (the "Certificate of Limited Partnership").

         B. The Limited Partnership Agreement of Guarantor, dated _____, 1999 (the "Partnership Agreement");]

         C. Articles of Organization of the General Partner, as filed with the Nevada Secretary of State on September 28, 1999 (the "Articles of Organization");

         D. Operating Agreement of the General Partner, dated _____, 1999 (the "Operation Agreement");

         E. Resolutions of the Borrower and General Partner dated as of _____, 1999;

         [F. Certificate of the General Partner, a copy of which is attached hereto;] and

         G.       The following transactions documents:

                  (i)      The Credit Agreement; and

                  (ii) The form of Note attached to the Credit Agreement as Exhibit "A" (the "Note"). The Credit Agreement and Note are collectively referred to as the "Financing Documents".

         We have relied, without investigation, upon certificates of governmental authorities and the General Partner's Certificate. Additionally, we have assumed that (i) the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified; and (ii) the Financing Documents and all other documents to be executed and delivered in connection with the above described transaction have been duly executed and delivered by the parties thereto and that the Financing Documents and all other documents to be executed and delivered in connection with the above described transaction constitute legal, valid and binding obligations of the parties thereto enforceable against them in accordance with their respective terms.

         Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications, limitations and further assumptions set forth below, we are of the opinion that:

         1. The Guarantor is a limited partnership duly organized and validly existing and in good standing under the laws of Nevada, and has all limited partnership power and all material State of Nevada governmental licenses, authorizations, consents and approvals to carry on its business as now conducted.

         2. The General Partner is a limited liability company duly organized and validly existing and in good standing under the laws of Nevada, and has all limited liability company power and all material State of Nevada governmental licenses, authorizations, consents and approvals to carry on its business as now conducted.

         3. The execution and delivery of the Credit Agreement by the General

Partner, in the name and on behalf of the Guarantor, and the performance of the Credit Agreement by the Guarantor, are within the limited liability company and limited partnership powers, respectively, of the General Partner and the Guarantor and have been duly authorized by all necessary limited liability company and limited partnership action, respectively.

         4. No consent, authorization, exemption or approval or other action by, and no notice to or filing with, any Nevada Governmental Authority is required to be obtained or made by the Guarantor or the General Partner for the execution, delivery and performance by the Guarantor of the Credit Agreement, including without limitation, any Nevada governmental authorization license, approval or consent.

         5. The execution, delivery and performance of the Credit Agreement and compliance with the terms, conditions and provisions thereof, do not violate or constitute a default under (i) any State of Nevada statute, order, rule or regulation applicable to the Guarantor or the General Partner, (ii) the Certificate of Limited Partnership or Limited Partnership Agreement of the Guarantor; or (iii) the Articles of Organization or Operating Agreement of the General Partner.

         The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

         The opinions set forth herein and rendered only to you and your counsel and are solely for your and their benefit in connection with the above-described transaction. The opinions set forth herein may not be relied upon by you for any other purposes, or relied upon by any other person for any purpose without our prior written consent.


                                       Very truly yours,

                                       WOODBURN AND WEDGE



                                       By
                                         --------------------------------
                                                  Gregg P. Barnard

                                                                       EXHIBIT E



                       OPINION OF SPECIAL JAPANESE COUNSEL
                                FOR THE BORROWER



                                               -----------, ----



To the Banks and the Agent
 referred to below
c/o Morgan Guaranty Trust Company
  of New York, Tokyo Branch, as Agent
Akasaka Park Building
2-20 Akasaka 5-chome
Minato-ku, Tokyo 107 Japan

Ladies and Gentlemen:

         We have acted as special Japanese counsel for N.A.J. Co., Ltd. (the "BORROWER"), a corporation (kabushiki kaisha) organized and existing under the laws of Japan, in connection with the Credit Agreement dated as of December 10, 1999 (the "CREDIT AGREEMENT") among ALAP Hold Co., Ltd., N.A.J. Co., Ltd., Apple Hold Co., L.P., New AAP Limited, the Banks listed therein (the "BANKS") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as Agent (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our clients pursuant to
Section 3.01(b)(iii) of the Credit Agreement.

         In arriving at the opinions expressed below, we have reviewed a copy of the executed counterpart of the Credit Agreement, the form of Note attached to the Credit Agreement as Exhibit A and originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Borrower and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         This opinion is subject to the enforceability of the agreements and obligations of the Borrower referred to below being possibly limited by bankruptcy, insolvency, composition, moratorium, reorganization, liquidation and similar laws (including court decisions) now or hereafter in effect and affecting the enforcement of the rights of creditors generally. Enforceability is also subject to the principle in Japanese law that, where damages are considered to be an adequate remedy, remedies of specific performance will not be given.

         Having examined the above documents and having regard to the relevant laws of Japan to the extent that they are applicable, and assuming that the above documents have been, where appropriate, executed in the form or substantially in the form of the copies examined by us, we are of the opinion, at the date hereof, that:

         1. The Borrower is a corporation duly incorporated and validly existing under the laws of Japan, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower of the Financing Documents are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate and legal action and do not contravene, or constitute a default under, any provision of applicable Japanese law or regulation or of the articles of incorporation of the Borrower or of any agreement or instrument of any nature whatsoever binding upon the Borrower or its assets or to our knowledge any judgment, injunction, order or decree binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

         3. No consent, authorization, exemption or approval or other action by, and no notice to or filing with, any Japanese Governmental Authority is required to be obtained or made by the Borrower for the execution, delivery and performance by the Borrower of the Financing Documents including, without limitation, any governmental authorization, license, approval or consent (including without limitation by way of The Bank of Japan ("CENTRAL BANK") regulations) required by exchange control regulations to enable the Borrower to punctually pay its obligations under the Credit Agreement or the Notes in Dollars at the office of the Agent in New York, except for post facto reports which may be required under exchange control regulations.

         4. With respect to payments by the Borrower under the Credit Agreement or the Notes, the Borrower is not required to obtain any approval or consent under laws and Central Bank regulations currently in effect in Japan to make such payments with Dollars acquired in the informal exchange market.

         5. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with the Credit Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms; provided, however, that such Notes will not constitute promissory notes under Japanese law and therefore will not be enforceable through court procedures provided under Japanese law for promissory notes, and the Financing Documents are each enforceable to such extent against the Borrower at any of its offices in Japan.

         6. The Financing Documents are each in proper legal form under the laws of Japan for the enforcement thereof in accordance with their respective terms against the Borrower under such laws, except as set forth in the foregoing proviso. To ensure the legality, validity, enforceability or admissibility into evidence in Japan of the Financing Documents, it is not necessary that the Financing Documents or any other document be filed or recorded with any Governmental Authority in Japan.

         7. Neither the Borrower nor any of its property has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Japan in respect of its obligations under the Financing Documents.

         8. It is not necessary (i) in order for the Agent or any Bank to enforce any rights or remedies under the Financing Documents or (ii) solely by reason of the execution, delivery and performance by the Borrower of the Financing Documents that the Agent or any Bank be licensed or qualified with any Governmental Authority in Japan or be entitled to carry on business in Japan.

         9. The submission by the Borrower to the non-exclusive jurisdiction of the courts referred to in Section 10.07 of the Credit Agreement, the appointment of the agent for service of process and the designation of the method of service of process in the Credit Agreement are valid and effective under the laws of Japan and are irrevocably binding on the Borrower.

         10. A final and conclusive money judgment in respect of the Financing Documents obtained from a United States Federal court or state court sitting in the State of New York will be recognized by and be enforceable against the Borrower in the courts of Japan without any retrial or re-examination of the merits of the original action; provided that (i) the jurisdiction of such Federal or state court has not been precluded by any law, order or treaty, (ii) service of process has been lawfully effected on the Borrower other than by public notice or the Borrower appeared in the relevant proceeding without receiving service thereof, (iii) neither the foreign judgment nor the relevant proceeding is contrary to general equitable principles and public policy in Japan, and (iv) judgments of Japanese courts receive reciprocal treatment in such Federal or state court.

         Assuming that such a foreign final judgment complies with the standards set forth in this paragraph, and in the absence of any condition referred to in this opinion which would render a foreign judgment unenforceable, the Banks would be entitled to enforce such judgment in Japan by proceedings for the enforcement of a foreign final judgment under the laws of Japan.

         11. The choice of New York law to govern the Credit Agreement is a valid and effective choice of law under the laws of Japan and adherence to existing judicial precedents would require a court sitting in Japan to abide by such choice of law.

         This opinion is limited to the laws of Japan as of the date of this opinion. For the purpose of rendering this opinion, we have assumed that nothing in the applicable laws of any other jurisdiction would conflict with or preclude the effectiveness or enforcement of the Credit Agreement and the Notes. Furthermore, we have assumed due authorization of the Credit Agreement by the respective parties thereto (other than the Borrower) and we have also assumed due signature and issue or execution and delivery of the Credit Agreement and the Notes by the respective parties thereto. This opinion is given solely for your benefit and may not be relied upon by any other person for any purpose without our prior written consent.

                                       Very truly yours,

                                                                       EXHIBIT F


                       OPINION OF SPECIAL BERMUDA COUNSEL
                                    FOR APPLE

                                                       [___________], 1999

To the Banks and the Agent
referred to below
c/o Morgan Guaranty Trust Company
of New York, Tokyo Branch, as Agent
Akasaka Park Building
2-20 Akasaka 5-chome
Minato-ku, Tokyo 107 Japan

Dear Sirs

APPLE HOLD CO., L.P. (THE "PARTNERSHIP")

We have acted as special legal counsel in Bermuda to the Partnership, a Bermuda exempted limited partnership, in respect of the Credit Agreement dated as of December 10, 1999 (the "CREDIT AGREEMENT") among ALAP Hold Co., Ltd., N.A.J. Co., Ltd., the Partnership, New AAP Limited, the Banks listed therein (the "BANKS") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as Agent (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(b)(iv) of the Credit Agreement.

For the purpose of giving this opinion, we have examined facsimile copies of the following documents:

(i)  the Credit Agreement; and

(ii) the form of Note attached to the Credit Agreement.

The documents listed in items (i) through (ii) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the partnership agreement (the "Partnership Agreement") of the Partnership which, for the purposes of this opinion, we have assumed comprises the Partnership Agreement dated [_______________] between AP New Co., LLC and the Richard M.

DeVos 1998 Trust. We have also reviewed such other documents and made such enquiries as to questions of law as were deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Partnership, to enter into and perform its respective obligations under the Documents; IN PARTICULAR, we have assumed the capacity, power and authority of the general partner of the Partnership, AP New Co., LLC (the "General Partner") to enter into and perform its respective obligations under the Documents and that the General Partner has complied with all necessary requirements under the relevant jurisdiction for the execution of the Documents, (d) the due execution of the Documents by each of the parties thereto, other than the Partnership, and the delivery thereof by each of the parties thereto (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Documents which are expressed to be governed by such Foreign Law in accordance with their respective terms, (j) the validity and binding effect under the Foreign Laws of the submission by the Partnership pursuant to the Documents to the non-exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York and any New York State court sitting in New York City (the "Foreign Courts").

The obligations of the Partnership under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, winding up, possessory liens, rights of set off, or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings my be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceeding in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing under the laws of Bermuda and has all powers and all material governmental licenses, authorisations, consents and approvals required to carry on its business as now conducted.

2. The Partnership Agreement contains the necessary power for the Partnership to perform its obligations under the Documents and it provides the necessary authority for the General Partner to execute and deliver the Documents on behalf of the Partnership. The execution and delivery of the Documents by the General Partner on behalf of the Partnership and the performance by the Partnership of its obligations thereunder will not violate the Partnership Agreement nor any applicable law, regulation, order or decree in Bermuda.

3. The Credit Agreement has been duly executed and delivered by or on behalf of the Partnership and constitutes the valid and binding obligation of the Partnership enforceable in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

5. The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. We are not aware, however, of any such public policy that may be inconsistent with the enforcement against the Partnership of the provisions of the Documents in accordance with their terms. The submission by the Partnership in the Documents to the non- exclusive jurisdiction of the Foreign Courts, the appointment of the agent for service of process and the designation of the method of service of process in the Credit Agreement are valid and binding upon the Partnership.

6. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Partnership based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) the due compliance with the correct procedures under the laws of Bermuda.

7. The Partnership and its property are not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceeding to enforce the Documents in respect of itself or its property.

8. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Partnership pursuant to the Documents. The Partnership is permitted to pay any additional amounts payable under Section 2.12 of the Credit Agreement.


Yours faithfully

CONYERS DILL & PEARMAN

                                                                       EXHIBIT G


                       OPINION OF SPECIAL BERMUDA COUNSEL
                                    FOR NAAP



                                                           [_____, 1999]

To the Banks and the Agent
referred to below
c/o Morgan Guaranty Trust Company
of New York, Tokyo Branch , as Agent
Akasaka Park Building
2-20 Akasaka 5-chome
Minato-ku, Tokyo 107 Japan

Dear Sirs

NEW AAP LIMITED (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with the Credit Agreement dated as of December 10, 1999 (the "CREDIT AGREEMENT") among ALAP Hold Co., Ltd., N.A.J. Co., Ltd., Apple Hold Co., L.P., the Banks listed therein (the "BANKS") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as Agent (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(b)(iv) of the Credit Agreement.

For the purposes of giving this opinion, we examined facsimile copies of the following documents:

         (i)      the Credit Agreement; and

         (ii)     the form of Note attached to the Credit Agreement.

The documents listed in items (i) through (ii) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company, minutes of a meeting of its directors held on [ ]1999 (the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than Company, to enter into and perform its respective obligations under the Documents, (d) the due execution of the Documents by each of the parties thereto, other than the Company, and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended,
(g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents to the non-exclusive jurisdiction of the courts if the United States District Court for the Southern District of New York and any New York State Court sitting in New York City (the "Foreign Courts").

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceeding may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceeding in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specific rate of interest on the amount of judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are if the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has all material governmental licenses, authorisations, consents and approvals required under the laws of Bermuda to carry on its business as now conducted.

2. The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Credit Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligation of the Company enforceable in accordance with the terms thereof. When duly executed and delivered by or on behalf of the Company, the Notes will constitute the valid and binding obligations of the Company enforceable in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution , delivery, performance and enforcement of the Documents, including any payments to be made by the Company under the documents.

5. It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the

         Register of Charges in accordance with Section 55 of the Companies
         Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $425 will be payable in respect of the registration.

         While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

         (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or the third party); and

         (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

         However, as the Documents are governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

6. The Documents are in an acceptable legal form under the laws of Bermuda for enforcement thereof in accordance with their respective terms in Bermuda.

7. The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents other than as stated in paragraph 5 hereof.

8. The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. We are not aware, however, of any such public policy that may be inconsistent with the enforcement against the Company of the provisions of the Documents in accordance with their terms. The submission by the Company in the Documents to the non-exclusive jurisdiction of the Foreign Courts , the appointment of the agent for service of process and the designation of the method of service of process in the Credit Agreement are valid and binding upon the Company.

9. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

10. The Company and its property are not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceeding to enforce the Documents in respect of itself or its property.

11. The Agent and any Bank has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Documents. It is not necessary or advisable in order for the Agent or any Bank to enforce its rights under the Documents, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

12. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents. The Company is permitted to pay any additional amounts payable under Section 2.12 of the Credit Agreement.


Yours faithfully,
CONYERS DILL & PEARMAN

                                                                       EXHIBIT H



                         OPINION OF SPECIAL JAPANESE TAX
                                 COUNSEL TO NAJ



                                                 December __, 1999


To the Banks and the Agent
   referred to below
c/o Morgan Guaranty Trust Company
   of New York, Tokyo Branch, as Agent
Akasaka Park Building
2-20, Akasaka 5-chome
Minato-ku, Tokyo 107 Japan

Ladies and Gentlemen:

         We have acted as special Japanese tax counsel for N.A.J. Ltd. (the "BORROWER"), a corporation (kabushiki kaisha) organized and existing under the laws of Japan, in connection with the Credit Agreement dated as of December 10, 1999, (the "CREDIT AGREEMENT") among ALAP Hold Co., Ltd., N.A.J. Co., Ltd., Apple Hold Co., L.P., New AAP Limited, the Banks listed therein (the "BANKS") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as Agent (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our clients pursuant to Section 3.01 (b) (v) of the Credit Agreement.

         In arriving at the opinions expressed below, we have reviewed a copy of the executed counterpart of the Credit Agreement, the form of Note attached to the Credit Agreement as Exhibit A and originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Borrower and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Having examined the above documents and having regard to the relevant laws of Japan to the extent that they are applicable, and assuming that the above documents have been, where appropriate, executed in the form or substantially in the form of the copies examined by us, we are of the opinion, at the date hereof, that:

         1. To ensure the legality, validity, enforceability or admissibility into evidence in Japan of the Financing Documents, it is not necessary that any tax be paid on or in respect


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

of the Financing Documents, provided the Financing Documents are executed outside Japan, but if they are executed in Japan, document stamp duties of (Yen) 600,000 per original Credit Agreement and (Yen) 200 per original Note would have to be paid by affixing Japanese tax stamps thereto.

         2. There is no tax, levy, impost, deduction, charge or withholding imposed by Japan or any Governmental Authority therein on any payment to be made by the Borrower pursuant to any Financing Document, except that:

         (a) in respect of any annual administration fees to be paid by the Borrower to the Agent, those fees would be subject to the 5% Japanese Consumption Tax:

         (b) with respect to payments of interest to any Bank which is not a Japanese and the Lending Office of which:

               (i) is not in Japan and such Bank does not qualify under any applicable Japanese tax treaty with the country of incorporation of such Bank for exemption from Japanese withholding tax or reduction of the applicable withholding rate, the interest paid by the Borrower to such Bank's Lending Office would be subject to Japanese withholding tax at 20%, or (ii) is in Japan and holds the appropriate Certificate of Exemption from its local tax office in Japan, no such withholding tax would apply so long as it maintained and renewed such Certificate of Exemption as required periodically.

         3. The Borrower is permitted to pay any additional amounts payable under Section 2.12 of the Credit Agreement as gross up indemnity payments.

         This opinion is limited to the laws of Japan as of the date of this opinion. For the purpose of rendering this opinion, we have assumed that nothing in the applicable laws of any other jurisdiction would conflict with or preclude the effectiveness or enforcement of the Credit Agreement and the Notes. Furthermore, we have assumed due authorization of the Credit Agreement by the respective parties thereto, and we have also assumed due signature and issue or execution and delivery of the Credit Agreement and the Notes by the respective parties thereto. This opinion is given solely for your benefit and may not be relied upon by any other person for any purpose without our prior written consent.


                                       Very truly yours,






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